Exhibit 10.1

This OUTSOURCING AGREEMENT (“Agreement”), dated as of January 15, 2006 (the “Agreement Date”), is by and between Creditek LLC, Inc., a New Jersey corporation having its principal place of business at 9 Sylvan Way, Suite 165, Parsippany, NJ 07054 (“OUTSOURCER”), and dj Orthopedics, LLC, having its principal place of business at 2985 Scott Street, Vista, CA 92083 (“CLIENT”).

W I T N E S S E T H:

WHEREAS, the purpose of this Agreement is to establish the general terms and conditions applicable to OUTSOURCER’s provision of revenue cycle outsourcing services to CLIENT for which CLIENT and OUTSOURCER desire to enter into this Agreement; and

WHEREAS, OUTSOURCER desires to provide to CLIENT, and CLIENT desires to obtain from OUTSOURCER, the revenue cycle outsourcing services described in this Agreement on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the agreements set forth below, CLIENT and OUTSOURCER agree as follows:

ARTICLE I DEFINITIONS AND CONSTRUCTION

Section 1.1                                   Definitions.

The following defined terms used in this Agreement shall have the meanings specified below:

“Abandoned Call” shall mean a call where caller has hung up after being placed on hold by an automated or manual OUTSOURCER system.

“Account” means the right to payment for services rendered or to be rendered to Patients in connection with the OfficeCare or Insurance Business of CLIENT.

“Accounts Receivable” or “A/R” means the aggregate of all open Accounts, valued at Charge amounts.

“Account Touch” shall mean each one of the following activities, performed in connection with the processing and collection of Accounts: data entry, insurance verification, insurance Pre-Authorization, billing and re-billing, incoming and outgoing phone calls, faxes, incoming or outgoing letters, claim status research on a payer’s website, denial posting and cash posting.

“Additional OUTSOURCER Service Location” shall mean any location from which OUTSOURCER provides the Services.

“Affiliate” shall mean, with respect to a Party, any entity controlling, controlled by or under common control with, such Party.  The terms “control”, “controlling” and “controlled”, as used in this definition, shall mean the legal, beneficial or equitable ownership, direct or indirect, of more than 50 percent of the aggregate of the voting equity interests in such entity.

“Agreement Date” shall have the meaning set forth in the introduction.

“Allowances” shall mean the reserve that represents the difference between the value of the Accounts Receivable and the anticipated cash value of the Net Accounts Receivable.

“ASA” or “Average Speed to Answer” shall mean the time it takes for a customer service phone call to be answered by OUTSOURCER after call is connected to the OUTSOURCER system.

“Assumptions” shall mean the assumptions that substantially form the basis for the Fees and are summarized on Exhibit F.

“Batching” shall mean aggregating daily PPAs.

“Bill Date” shall mean the date in which an Accounts is first billed, on paper or electronically, to a Third Party Payer.

“Cash Receipts”, as used herein, includes, without limitation, all payments received, transferred in or posted to, regardless of source and without exception, which apply to the Accounts, whether by cash, check, wire transfer, credit card, receipt by CLIENT, CLIENT’s bank, lender, agent, or lock box, or payment off-set with or by a Third Party Payer. Cash Receipts exclude payments received by the CLIENT’s Collection Agency after an Account has been written off from OUTSOURCER’s Systems.

“Change in Scope of Service(s)” shall mean any service that is (a) outside the scope of the Required Services, (b) requires staffing, technology, software changes, or other resources in addition to or different than those required for performance of the Required Services or (c) requires additional start-up expenses not otherwise required for performance of the Required Services.

“Change in Scope of Service Levels” shall mean any service levels established by OUTSOURCER and CLIENT in connection with the Change in Scope of Services.

“Change Order” shall have the meaning set forth in Section 3.2.

“Charge” shall mean the invoice value of a PPA at CLIENT’s non discounted pricing (i.e., gross revenue before contractual allowable).

“Claim” shall mean any civil, criminal, administrative or investigative action or proceeding against a Party.

“CLIENT Agents” shall mean the agents, subcontractors and representatives of CLIENT, including CLIENT’s employees, distributors and their agents and employees and/or CLIENT’s independent sales agents or sales representatives.

“CLIENT Collection Agency” shall mean a third party collection agency hired by CLIENT for purposes of collecting Accounts that have remained open for 15 months and have been written off in OUTSOURCER Systems as set forth on Exhibit A.

“CLIENT Contract Executive” shall have the meaning set forth in Section 4.1.

“CLIENT Data” shall mean all data and information submitted to OUTSOURCER or OUTSOURCER Agents in tangible form (including electronic form) by CLIENT or obtained, developed or produced by OUTSOURCER or OUTSOURCER Agents on behalf of CLIENT.

“CLIENT Event of Default” shall have the meaning set forth in Section 18.1(a)(ii).

“CLIENT Intellectual Property” shall have the meaning set forth in Section 8.2.

“CLIENT Service Location” shall mean CLIENT’s facility located at 2980 Scott Street, Vista, CA.

“Closed Account” shall mean a zero balance Account.

“Confidential Information” shall mean the terms and conditions of this Agreement and all information, data (including CLIENT Data) knowledge and know-how (in whatever form and however communicated) relating directly or indirectly to the disclosing party (or to its Affiliates or contractors, or to its or their businesses, operations, properties, products, markets or financial positions) that is delivered or disclosed by such party or any of its officers, directors, partners, members, employees, agents, Affiliates or shareholders to the other party in writing, electronically, orally or through visual means, or that such party learns or obtains aurally, through observation or analyses, interpretations, compilations, studies or evaluations of such information, data, knowledge or know-how.

“Contract Year” shall mean each 12-month period commencing on the Effective Date during the Term.

“Date of Entry” shall mean the date when all or part of the PPA information is entered into the Systems

“Date of Receipt” shall mean the date in which OUTSOURCER receives the PPAs from CLIENT.

“Date of Service” shall mean the date in which the CLIENT’s product was prescribed/ordered for the Patient, as recorded on the PPA.

“Default Cure Period” shall mean the cure periods set forth on Exhibit E.

“Delinquent Account” shall mean an Account which remains unpaid in part or in full until the earlier to occur of (i) the date on which OUTSOURCER’s reasonable collection efforts (as outlined in Exhibit A) have been expended, or (ii) the date which is 15 months after Date of Entry in respect of such Account.

“DME” shall mean Durable Medical Equipment and/or supply.

“Effective Date” shall mean March 1, 2006

“ERP System” shall mean CLIENT’s JD Edwards ERP system, the functional replacement of such system, or its then current financial systems in use.

“Event of Default” shall mean, with respect to OUTSOURCER, an OUTSOURCER Event of Default and, with respect to CLIENT, a CLIENT Event of Default.

“Fees” shall mean the fees for the Services as described on Exhibit B and any other amounts payable by CLIENT to OUTSOURCER pursuant to this Agreement in respect of the Services provided hereunder.

“Force Majeure Event” shall have the meaning set forth in Section 11.2.

“HIPAA” has the meaning set forth in Section 3.5.

“Imaging System” shall mean a system with the capability to store and retrieve digital images of such documents as PPAs, explanation of benefits/payments, checks and correspondence.

“Improved Technology” shall mean new information processing technology developments, including new software and hardware developments and project implementation techniques, that could reasonably be expected to have an impact on CLIENT’s business.

“Insurance Business” shall mean the business of CLIENT in which CLIENT provides an inventory of DME and orthopedic braces to CLIENT Agents who in turn furnish DME and orthopedic braces to Patients of Physician Practices as prescribed by Physicians as part of an office visit.

“JD Edwards” or “JD Edwards ERP system” shall mean CLIENT’s JD Edwards ERP system.

“Management Committee” shall have the meaning set forth in Section 7.1.

“Measurement Period” shall mean the 90 day period that precedes the Termination Period.

“Measurement Touches” shall mean the number of Account Touches recorded during the Measurement Period.

“Medicare Account” shall mean an account where the primary payer is the Medicare program.

“Month End Process” shall mean the end of month updating and reporting of all Accounts reflecting Services provided during the month just ended.

“Net Accounts Receivable” shall mean the aggregate expected cash value of all Accounts.

 “Net Revenue” shall mean the anticipated cash value of Charges (net of CLIENT and Patient adjustments and write-offs and Third Party Payer contractual discounts, adjustments and write-offs).

“Official Action” shall mean any action of a governmental or regulatory authority or any court or tribunal of competent jurisdiction restraining or enjoining the transition with respect to the Services at a CLIENT Service Location, or any particular part of such transition, or the performance of either Party’s obligations hereunder.

“OfficeCare” shall mean the business of CLIENT in which CLIENT provides an inventory of DME to Physician Practices which practices, in turn, furnish to their Patients as part of an office visit.

“Open Account” shall mean an Account with an open balance.

“Order” shall mean a PPA that has been entered into the Systems.

“OUTSOURCER Agents” shall mean the agents, subcontractors, suppliers and representatives of OUTSOURCER.

“OUTSOURCER Collection Agency” shall mean OUTSOURCER’s Affiliate responsible for sending out letters to Patients in respect of Delinquent Accounts or Open Accounts.

“OUTSOURCER Contract Executive” shall have the meaning set forth in Section 6.1.

“OUTSOURCER Event of Default” shall have the meaning set forth in Section 18.1(a)(i).

“OUTSOURCER Intellectual Property” shall have the meaning set forth in Section 8.1.

“OUTSOURCER Service Location” shall mean OUTSOURCER’s processing centers in Wilkes Barre, Pennsylvania and/or in Jaipur, India

“Parties” shall mean CLIENT and OUTSOURCER, collectively.

“Party” shall mean either CLIENT or OUTSOURCER, as the case may be.

“Patient” shall mean patients of Physician Practices who receive OfficeCare or Insurance Business products and supplies for which CLIENT bills Third Party Payers or Patients.

“Physician” shall have the meaning set forth in the definition of “Physician Practices”.

“Physician Practices” shall mean the independent practices of orthopedic physicians (“Physicians”) that have agreed to stock CLIENT’s products for the benefit of Patients.

“Pre-Termination Accounts” shall have the meaning set forth in Section18.2(b)

“Prime Rate” shall mean the United States of America prime rate as recorded in the New York edition of the Wall Street Journal the day of such receipt or payment, as the case may be.

“Proprietary Processes” shall mean those processes that the CLIENT and OUTSOURCER agree are proprietary to CLIENT and as such subject to the same protections applied to confidential information and CLIENT Intellectual Property as described in Section 8.2.

“Protected Health Information” shall have the meaning set forth in 14.5.

“PPA” shall mean the Patient Procedure Authorization forms issued by the Physician Practice which indicates the OfficeCare and/or Insurance Business Product prescribed to the Patient as well as the Patient’s insurance and demographic information.

“Required Services” shall mean the services described on Exhibit A as such services apply to OUTSOURCER or on Exhibit D as such services apply to CLIENT.

“Residuals” shall have the meaning set forth in Section 15.4.

“Self Pay” shall mean an Account where the Patient is responsible for the open balance.

“Service Levels” shall mean those performance standards set forth on Exhibit B and the performance standards established by OUTSOURCER and CLIENT in connection with any Change in Scope of Services.

“Service Location” shall mean the CLIENT Service Location, the OUTSOURCER Service Location or any Additional OUTSOURCER Service Location.

“Services” shall mean the Required Services and the Change in Scope of Services, collectively.

“Systems” shall mean MaxPro (OUTSOURCER’s proprietary workflow management system) and Medical Manager (OUTSOURCER’s licensed order entry, patient accounting and cash posting system) and/or their functional replacements.

“Term” shall have the meaning set forth in Section 2.1.

“Termination Date” shall mean the date when OUTSOURCER ceases to provide services under this Agreement.

“Termination Period” shall mean the 90 day period preceding the Termination Date.

“Termination Touches” shall mean the number of Account Touches recorded during the Termination Period.

“Third Party Payers” shall mean third party payers, including Medicare, Medicaid, auto accident insurance carriers, commercial insurance carriers, Worker’s Compensation, health maintenance organizations and preferred provider organizations.

Section 1.2                                   References; Exhibits

In this Agreement and the Exhibits to this Agreement: (i) the Exhibits to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Exhibits to this Agreement; (ii) references to any law or regulation shall mean references to the law or regulation in changed or supplemented form or to a newly adopted law or regulation replacing a previous law or regulation; and (iii) references to the word “including” or the phrase “e.g.” in this Agreement shall mean “including, without limitation”.

The following Exhibits are the Exhibits to this Agreement:

Exhibit	Description
A	OUTSOURCER Required Services

B	Service Levels, Penalties, and Bonuses

C	Fees

D	CLIENT Required Services

E	Events of Default and Cure Periods

F	Assumptions

G	Schedule of Unamortized Implementation Costs

Section 1.3                                   Headings.

The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

ARTICLE II TERM

Section 2.1                                   Term.

The term of this Agreement (the “Term”) shall be from the Agreement Date through the date which is five years after the Effective Date (such date, the “Expiration Date”), unless terminated earlier pursuant to Article XVIIII.  This Agreement will automatically be extended for two additional terms of 12 months each unless OUTSOURCER or CLIENT gives written notice to the other at least 180 days prior to the expiration of the Term or any subsequent term.

ARTICLE III SERVICES.

Section 3.1                                   Generally.

Subject to the time periods for certain Required Services set forth on Exhibit B, during the Term, OUTSOURCER shall be responsible for providing to CLIENT the Required Services as specified on Exhibit A and such additional Change in Scope of Services that may be from time to time mutually agreed upon in writing among the Parties in the manner set forth in Section 3.2.  The responsibilities of CLIENT with respect to the Required Services are set forth on Exhibit D.

Section 3.2                                   Change in Scope of Services.

CLIENT may from time to time during the Term request (1) on going additions or changes to the scope of the individual component tasks included in the Required Services and/or (2) new or additional on going services, collectively a “Change in Scope of Services”. Within 15 business days of receipt of such a request from CLIENT, if OUTSOURCER elects to perform such Change in Scope of Services, OUTSOURCER shall provide CLIENT with (1) a written description of the work OUTSOURCER anticipates performing in connection with such Change in Scope of Service, (2) a schedule for commencing and completing the Change in Scope of Service, (3) (a) the price for such Change in Scope of Service, if CLIENT has requested a fixed price for such Change in Scope of Service, or (b) an estimate of the time, resources and prices for such Change in Scope of Service, if CLIENT has requested a time and materials quotation for such Change in Scope of Service, and (4) when appropriate, the resources necessary to provide the Change in Scope of Service.  OUTSOURCER shall not begin performing any Change in Scope of Service until CLIENT Contract Executive has provided OUTSOURCER with written authorization to perform the Change in Scope of Service.  The document (the “Change Order”) evidencing each agreed upon Change in Scope of Service shall reference Exhibit A and be deemed an amendment thereto.

Section 3.3                                   Service Locations.

(a)          The Services shall be provided at the OUTSOURCER Service Locations; provided, however, OUTSOURCER, upon written notice to CLIENT, may provide Services from Additional OUTSOURCER Service Locations at its sole discretion at no additional cost to CLIENT.

Section 3.4                                   Provision of Technology.

In connection with the provision of the Services hereunder, during the Term:

(a)          OUTSOURCER shall use the most current (or within one release of the current) release of its Systems;

(b)         OUTSOURCER shall provide interfaces from OUTSOURCER Systems to CLIENT’s JD Edwards ERP system

(c)          OUTSOURCER shall be responsible for all costs associated with maintaining the communication pipeline (including redundancy systems) between the CLIENT Service Location and OUTSOURCER Service Locations; and

(d)         CLIENT shall obtain the necessary approvals, if any, to enable the OUTSOURCER Systems to interface with CLIENT’s JD Edwards ERP system.

Section 3.5                                   HIPAA Compliance.

The Parties agree to comply with all applicable federal and state laws and/or regulations regarding the security, integrity and confidentiality of patient health information and any subsequent amendments thereto, including any regulations, standards or rules promulgated under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).  In the event any state or federal laws or regulations, now existing or hereinafter enacted, are interpreted by either Party to require amendment of this Agreement and/or require OUTSOURCER to perform Out of Scope Services, the Parties shall negotiate in good faith to amend this Agreement to comply with such law or regulation.

Section 3.6                                   Compliance With Disclosure Law.

Subject to and in accordance with Section 952 of the Omnibus Budget Reconciliation Act of 1980, the Parties shall, until the expiration of four (4) years after the termination of this Agreement, upon written request, make available to the Secretary of the Department of Health and Human Services (HHS) or the Secretary’s duly authorized representatives, this Agreement and such books, documents, and records as are necessary to certify the nature and extent of costs under this Agreement.  This provision shall apply only if the value or cost of this Agreement equals Ten Thousand Dollars ($10,000) or more over a twelve (12) month period.

Section 3.7                                   Changes in Law and Regulations.

(a)          OUTSOURCER and CLIENT shall work together to identify the impact of any legislative enactments and regulatory requirements that may relate to how CLIENT uses, and OUTSOURCER delivers, the Services.  OUTSOURCER shall be responsible for any fines and penalties arising from any noncompliance by OUTSOURCER or OUTSOURCER Agents with the laws relating to the delivery of the Services, to the extent that such noncompliance was not caused by CLIENT.  CLIENT shall be responsible for any fines and penalties arising from any noncompliance by CLIENT with the laws relating to its use of the Services, to the extent that such noncompliance was not caused by OUTSOURCER or OUTSOURCER Agents.

(b)         OUTSOURCER shall use commercially reasonable efforts to perform the Services regardless of changes in legislative enactments or regulatory requirements.  If such changes prevent OUTSOURCER from performing its obligations under this Agreement, OUTSOURCER shall develop and, upon CLIENT’s approval, implement a suitable work around until such time as OUTSOURCER can perform its obligations under this Agreement without such work around.  Upon the implementation of such work around, the Parties shall, if applicable, agree upon and implement an equitable adjustment to the Fees.

Section 3.8                                   Non-Solicitation.

Except as otherwise expressly provided in this Agreement or with OUTSOURCER’s prior written consent, during the Term and for two years after termination or expiration of this Agreement, CLIENT agrees not to solicit or hire any of OUTSOURCER’s or its Affiliates’ and contractors’, partners, employees and agents that become known to CLIENT as a result of the Services provided under this Agreement.  Except as otherwise expressly provided in this Agreement or with CLIENT’s prior written consent, during the Term of this Agreement and for two years after termination or expiration of this Agreement, OUTSOURCER agrees not to solicit or hire any of CLIENT’s, or its Affiliates’ and contractors’, partners, employees and agents that become known to OUTSOURCER as a result of providing the Services under this Agreement.  Notwithstanding the foregoing either Party may at any time hire any contractor, partner, employee or agent of the other Party that responds to a general solicitation to the public.

Section 3.9                                   Non Compete.

(a)          During the Term of this Agreement and for three years thereafter, OUTSOURCER shall not engage in any business in direct competition of OfficeCare and Insurance Business (a “Competing Business”).  Nothing in this Section 3.9 shall prohibit OUTSOURCER from (a) providing services (including services of the type set forth on Exhibit A) to a Person engaged in a Competing Business, or (b) owning capital stock or other equity or voting interest of a Person not Controlled by OUTSOURCER engaging in a Competing Business.

(b)         For purposes of this Section 3.9:

(i)                                     “Controlled” shall mean (x) in respect of a Person, direct or indirect beneficial ownership of a majority of the profits or voting interest of such Person, or the direct or indirect power to elect a majority of the directors, managers, trustees or persons holding positions with such Person with different names but comparable responsibilities, or (y) in respect of a business, beneficial ownership of a majority interest in the assets and properties thereof or Control (as defined in clause (x) of this definition) of a Person having direct or indirect beneficial ownership of a majority interest in the assets and properties of such business.

(ii)                                  “Person” shall mean any individual, corporation, partnership (general, limited or limited liability), limited liability company, association, firm, trust or other entity or organization.

Section 3.10                            Cooperation.

During the Term each Party shall provide to the other Party reasonable cooperation and assistance in connection with its performance of its obligations under this Agreement.

ARTICLE IV CLIENT RESPONSIBILITIES.

In addition to any specific obligations for which CLIENT is given responsibility in this Agreement, CLIENT shall perform the following responsibilities during the Term of this Agreement.

Section 4.1                                   CLIENT Contract Executive.

CLIENT shall appoint an individual (the “CLIENT Contract Executive”) who from the Agreement Date shall serve as the primary CLIENT representative under this Agreement.  The CLIENT Contract Executive shall (1) have overall responsibility for managing and coordinating the performance of CLIENT’s obligations under this Agreement, (2) be authorized to act for and on behalf of CLIENT with respect to all matters relating to this Agreement, (3) define and communicate the CLIENT’s business priorities to OUTSOURCER, (4) make timely decisions that would impact the OUTSOURCER’s ability to perform under this Agreement; and (5) facilitate the implementation of this Agreement throughout CLIENT’s entire organization.  OUTSOURCER may rely upon the representations and agreements of the CLIENT Contract Executive as lawfully binding on the CLIENT; provided, however, the CLIENT Contract Executive shall not have the authority to enter into written agreements to modify or supersede this Agreement.

Section 4.2                                   Billing and Collection.

(a)          CLIENT represents and warrants that neither CLIENT or CLIENT Agents nor any other service provider will perform, as of the Effective Date and during the Term, the Services outlined on Exhibit A on behalf of CLIENT’s OfficeCare and Insurance Businesses.

(b)         CLIENT shall promptly notify the OUTSOURCER of any and all notices received by CLIENT or CLIENT Agents from a Patient regarding an outstanding invoice in respect of an Account, or regarding OUTSOURCER’s collection efforts regarding any outstanding Patient invoice.

(c)          CLIENT shall in good faith work with OUTSOURCER so OUTSOURCER can efficiently and effectively perform the Services. In particular, CLIENT agrees that it will work with each Physician Practice and CLIENT Agents to provide OUTSOURCER with accurate and timely Patient insurance and demographic information necessary to bill each account on the CLIENT’s behalf.

ARTICLE V SERVICE LEVELS.

Section 5.1                                   Service Levels.

As of the Effective Date, OUTSOURCER shall perform the Services in accordance with generally accepted industry standards and in accordance with the specifications and representations made in this Agreement, including the Service Levels set forth in Exhibit B.

Section 5.2                                   Adjustment of Service Levels.

Either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement by the Management Committee (See Section 7.1), adjust any Service Level which such Party in good faith believes is inappropriate at the time.  Any decision by the Management Committee to adjust any Service Level must be made by a vote that includes the affirmative vote of at least one representative of each Party.

Section 5.3                                   Root-Cause Analysis.

Within five days of receipt of a notice from CLIENT with respect to OUTSOURCER’s failure to provide the Services in accordance with the Service Levels, OUTSOURCER shall (1) initiate a root-cause analysis to identify the cause of such failure, (2) provide CLIENT with a report detailing the cause of, and procedure for correcting, such failure, (3) develop a plan to correct such failure, (4) provide CLIENT with assurance satisfactory to CLIENT that such failure will not recur after the procedure has been completed, and (5) subject to Section 18.1(a), OUTSOURCER shall have 30 days to cure service level deficiencies unless otherwise specified in Exhibit E.

Section 5.4                                   Measurement and Monitoring Tools.

OUTSOURCER shall implement the necessary measurement and monitoring tools and procedures required to measure and report OUTSOURCER’s performance of the Services against the applicable Service Levels.  Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels and shall be subject to audit by CLIENT in the manner set forth in Article XIV.  OUTSOURCER shall provide CLIENT and CLIENT Agents with reasonable amounts of information and access to such tools and procedures upon request, for verification purposes.

Section 5.5                                   Continuous Improvement and Best Practices.

OUTSOURCER shall:  (1) on a continuous basis, as part of its total quality management process, identify, as appropriate, ways to improve the Service Levels; and (2) identify and apply proven techniques and tools from other installations within its operations that would benefit CLIENT either operationally or financially.

ARTICLE VI PROJECT TEAM.

Section 6.1                                   OUTSOURCER Contract Executive.

OUTSOURCER shall appoint an individual (the “OUTSOURCER Contract Executive”) and designate his/her backup who from the Agreement Date shall serve as the primary OUTSOURCER representative under this Agreement.  OUTSOURCER’s appointment of any OUTSOURCER Contract Executive shall be subject to CLIENT’s reasonable approval.  The OUTSOURCER Contract Executive shall (1) have overall responsibility for managing and coordinating the performance of OUTSOURCER’s obligations under this Agreement and (2) be authorized to act for and on behalf of OUTSOURCER with respect to all matters relating to this Agreement. CLIENT may rely upon the representations and agreements of the OUTSOURCER Contract Executive as lawfully binding on the OUTSOURCER; provided, however, the OUTSOURCER Contract Executive shall not have the authority to enter into written agreements to modify or supersede this Agreement, except to the extent this Agreement is modified by Change Orders executed by the OUTSOURCER Contract Executive.

Section 6.2                                   Subcontractors.

(a)          OUTSOURCER shall have the right at its sole discretion to use subcontractors to assist OUTSOURCER in performing work related to the Services, subject, however, to such subcontractor(s) entering into appropriate agreements requiring such subcontractor(s) to adhere to the HIPAA, confidentiality and non-disclosure provisions of this Agreement.

(b)         OUTSOURCER shall be responsible for the work and activities of each of its subcontractors, including compliance with the terms of this Agreement.  OUTSOURCER shall be responsible for all payments to its subcontractors.

ARTICLE VII MANAGEMENT AND CONTROL.

Section 7.1                                   Management Committee.

Upon execution of this Agreement, the CLIENT and the OUTSOURCER shall each appoint two representatives to serve on a management committee (the “Management Committee”).  The Management Committee shall be authorized and responsible for (1) overseeing the provision of the Services and each Party’s performance under this Agreement and (2) monitoring and resolving disagreements regarding the provision of the Services and the Service Levels and each Party’s performance under this Agreement.  A Party may change any of its representatives on the Management Committee upon notice to the other Party.

ARTICLE VIII INTELLECTUAL PROPERTY RIGHTS.

Section 8.1                                   OUTSOURCER Intellectual Property.

(a)          For purposes of this Agreement, “OUTSOURCER Intellectual Property” shall mean all software or other intellectual property (including any writings, discoveries, inventions or other materials covered by any rights of copyright, trademark or patent or any rights similar thereto, whether registered or unregistered, or otherwise protectible as trade secret, proprietary or confidential information) owned or developed by, or otherwise proprietary to, OUTSOURCER.  OUTSOURCER Intellectual Property shall also include all programs and documentation therefor and the tangible media on which such programs are recorded, as well as all reports, technology, training materials, forms, specifications, and other intellectual property owned or developed by or proprietary to OUTSOURCER, for use in providing the Services hereunder or otherwise in its business.

(b)         Subject to Section 18.2(e)(ii), all OUTSOURCER Intellectual Property is and will remain the property and confidential information of OUTSOURCER or its third party licensors, and CLIENT shall have no right, title or interest therein except to the extent of such limited right to use such particular portions thereof as are necessary to enable the Parties to perform their respective obligations hereunder or except as may otherwise be provided in any separate license agreements.  No use of OUTSOURCER Intellectual Property at or in connection with any Service Location or equipment containing OUTSOURCER Intellectual Property shall confer any rights in such OUTSOURCER Intellectual Property on CLIENT.

Section 8.2                                   CLIENT Intellectual Property.

(a)          For purposes of this Agreement, “CLIENT Intellectual Property” shall mean all software or other intellectual property (including any writings, discoveries, inventions or other materials covered by any rights of copyright, trademark or patent or any rights similar thereto, whether registered or unregistered, or otherwise protectible as trade secret, proprietary or confidential information) owned or developed by, or otherwise proprietary to, CLIENT.  CLIENT Intellectual Property shall also include all programs and documentation therefore and the tangible media on which such programs are recorded, as well as all reports, technology, training materials, forms, specifications, and other intellectual property owned or developed by or proprietary to CLIENT.

(b)         All CLIENT Intellectual Property is and will remain the property and confidential information of CLIENT or its third party licensors, and OUTSOURCER shall have no right, title or interest therein except to the extent of such limited right to use such particular portions thereof as are necessary to enable the Parties to perform their respective obligations hereunder or except as may otherwise be provided in any separate license agreements.  No use of CLIENT Intellectual Property at or in connection with any Service Location or equipment containing CLIENT Intellectual

Property shall confer any rights in such CLIENT Intellectual Property on OUTSOURCER.

(c)  CLIENT Intellectual property will include processes that CLIENT and OUTSOURCER agree are CLIENT proprietary processes.  CLIENT from time to time will request OUTSOURCER to consider processes proprietary.  Such requests will be in writing.  OUTSOURCER will evidence its consent in writing.  Such consent will not be unreasonably withheld.  To the extent there is a disagreement between CLIENT and OUTSOURCER regarding proprietary processes, disputes will be processed in accordance with Article VI Dispute Resolution.

ARTICLE IX

Section 9.1                                   Improvements.

Each Party shall communicate to the other party any Improvements (defined below) which that Party makes during the term of this Agreement to the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property as it applies to the Services promptly after the Party has substantially completed each such Improvement.  Any Improvements to the CLIENT Intellectual Property shall belong to and be the sole property of the CLIENT, irrespective of whether developed by CLIENT or OUTSOURCER, and any Improvements to the OUTSOURCER Intellectual Property shall belong to and be the sole property of OUTSOURCER, irrespective of whether developed by OUTSOURCER or CLIENT, and each Party shall execute such consents and assignments as may be necessary to effectuate the transfer of the ownership of such Improvements as contemplated herein.  Subject to Section 18.2(e)(ii), each Party hereby grants the other party, while this Agreement is in effect, a nonexclusive license to use the Improvements of the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, solely in connection with the Services and the performance of this Agreement.  For purposes of this Agreement, the term “Improvements” means improvements, upgrades, enhancements, revisions, new versions or models or releases, adaptations, and other modifications of the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, which are, in majority part, either derived directly from or dependent on and which produce other versions of or new uses for the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, but “Improvements” shall not mean new inventions, discoveries, ideas, concepts, designs or products which are either developed independently of the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, or whose essential principles, features, composition or qualities are derived, in the majority part, from sources other than the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be.

ARTICLE X DATA AND REPORTS.

Section 10.1                            Ownership of CLIENT Data.

All CLIENT Data is, or will be, and shall remain the property of CLIENT.  CLIENT Data shall not, without CLIENT’s written approval, be (1) used by OUTSOURCER or OUTSOURCER Agents other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by OUTSOURCER or OUTSOURCER Agents or (3) commercially exploited by or on behalf of OUTSOURCER or OUTSOURCER Agents.

Section 10.2                            Errors.

Except to the extent OUTSOURCER is required by Exhibit A to identify errors, or an error otherwise becomes actually known to OUTSOURCER:  (i) OUTSOURCER may accept as correct, accurate, and reliable, without any further inquiry, all information, data, documents, and other records delivered, supplied, or made available to OUTSOURCER hereunder by CLIENT or at the direction or under the authority of CLIENT in connection with the performance by OUTSOURCER of the Services, and may assume that CLIENT has provided it with all information in the possession or control of CLIENT which is necessary for the performance of the Services; and (ii) OUTSOURCER shall have no responsibility or liability for any error, inadequacy, or omission which results from untimely, inaccurate or incomplete information, data, documents, or other records delivered, supplied, or made available to OUTSOURCER by CLIENT or at the direction or under the authority of CLIENT, except to the extent such liability is caused by OUTSOURCER’s failure to perform Services in accordance with the terms of this Agreement.

ARTICLE XI CONTINUED PROVISION OF SERVICES.

Section 11.1                            Business Continuity Plan.

OUTSOURCER has made its Business Continuity Plan available to CLIENT and CLIENT acknowledges and agrees that CLIENT has read and understands the terms of such Business Continuity Plan.

Section 11.2                            Force Majeure.

(a)          If and to the extent that either Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, third party strikes, third party lockouts or labor difficulties or any other cause beyond the reasonable control of such Party (each, a “Force Majeure Event”) and such non-performance could not have been prevented by reasonable precautions, then the non-performing Party shall be excused from any further performance of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, work around plans or other means.

(b)         The Party whose performance is prevented, hindered or delayed by a Force Majeure Event (“the Notifying Party”) shall immediately notify the other Party by telephone (or other means as may be available if telecommunication is unavailable), to be confirmed in writing within 24 hours of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event and the Notifying Party shall be excused from any further performance of those of its obligations affected by the Force Majeure Event until normal performance can be recommenced.

(c)          The occurrence of a Force Majeure Event does not limit or otherwise affect OUTSOURCER’s obligation to provide either normal disaster recovery procedures or any other disaster recovery services described in Section 11.1.

Section 11.3                            Service Level Adjustment.

Upon the occurrence of a Force Majeure Event, CLIENT acknowledges and agrees that the Service Levels will need to be adjusted for a period of time to account for the Services affected by the Force Majeure Event.  The Parties agree to negotiate in good faith to determine a time frame and plan for lowering the Service Levels during the pendency of such Force Majeure Event.  In the event that the Parties are unable to agree on such adjusted Service Levels, the matter shall be resolved through the dispute resolution process set forth in Article XVII.

ARTICLE XII PAYMENTS TO OUTSOURCER.

Section 12.1                            Fees.

In consideration of OUTSOURCER providing the Services, CLIENT shall pay to OUTSOURCER the Fees.  OUTSOURCER’s invoicing calculation(s), price elements and price data shall be provided to CLIENT in sufficient detail to substantiate calculation of the Fees charged to CLIENT.  Except as expressly set forth in this Agreement, there shall be no charge or fees payable by CLIENT in respect of OUTSOURCER’s performance of its obligations pursuant to this Agreement.

Section 12.2                            Adjustment to Fees, Services and Service Levels.

The Fees, Services and Service Levels are based on Assumptions that the Parties believe fairly represent the current conditions under which the Services will be delivered during the Term. Starting one year after the Effective Date and annually thereafter, the Parties agree to compare actual results for the year just ended against the

Assumptions presented on Exhibit F. Each time the actual results vary from the Assumptions by more than 10%, the Parties agree to negotiate in good faith to define and mutually agree upon adjustments to Fees, Services and Service Levels that shall be consistent with the intent of the Parties.  Any such agreed adjustment shall be set forth in a Change Order.

Section 12.3                            Expenses.

All expenses relating to the Services are included in the Fees and shall not be reimbursed by CLIENT unless agreed to by CLIENT in writing.

Section 12.4                            Proration.

All periodic fees or charges under this Agreement are to be computed on a calendar month basis and shall be prorated on a per diem basis for any partial month.

Section 12.5                            Patient/Third Party Payer Settlements.

(a)          Notwithstanding anything in this Agreement to the contrary, OUTSOURCER shall have the right, on a case by case basis where there is a demonstrated need by a Patient or Third Party Payer to negotiate settlements involving payments by such Patient or Third Party Payer, as the case may be, of at least seventy percent (70%) of the invoice amount, less Allowances, without the prior approval by CLIENT.  OUTSOURCER will create a monthly report which shall provide the summary settlement information by number of Accounts affected and dollars settled.  OUTSOURCER will review report with CLIENT Contract Executive quarterly to ensure settlements are appropriate to business needs as determined by CLIENT.

(b)         Subject to Section 12.5(a), OUTSOURCER intends to develop a policy to give OUTSOURCER the opportunity to negotiate, with Third Party Payers and Patients, special payment terms in respect of OfficeCare and Insurance Business Accounts.  Upon approval of such plan by CLIENT, OUTSOURCER shall have the right, without CLIENT’s prior approval, to negotiate special payment terms with Third Party Payers and Patients that are consistent with such plan.

ARTICLE XIII PAYMENT SCHEDULE AND INVOICES.

Section 13.1                            Fees.

OUTSOURCER shall issue an invoice to CLIENT on the last day of each month for the Fees then due. The Fees shall be due and payable to OUTSOURCER by wire funds transfer or other means acceptable to OUTSOURCER, to an account specified by OUTSOURCER, within 30 days from invoice date.

Section 13.2                            Time of Payment.

Any sum due pursuant to this Agreement, for which payment is not otherwise specified, shall be due and payable 30 days after receipt by the Party who owes such invoice of notice from the other Party in respect of such sum.

Section 13.3                            Detailed Invoices.

OUTSOURCER shall provide invoices with sufficient detail to justify the Fees.

Section 13.4                            Late Fees.

Any amount not paid within 20 days after the date due pursuant to this Agreement shall bear interest, at the Prime Rate, from the date such amount was due until the date such amount is paid.

ARTICLE XIV AUDITS.

Section 14.1                            Services.

Upon reasonable notice from CLIENT or OUTSOURCER (for purposes of this Section 14.1 the “Requesting Party”), OUTSOURCER and OUTSOURCER Agents or CLIENT and CLIENT Agents, as the case may be (for purposes of this Section 14.1, the “Other Party) shall provide Requesting Party Agents, and any of Requesting Party’s regulators, with access to and any assistance that they may reasonably require with respect to the relevant Service Location and the systems for the purpose of performing audits or inspections of the Services and the business of Requesting Party relating to the Services.  The Other Party shall, subject to its standard security requirements, provide, and shall cause its Agents to provide, such Requesting Party Agents or regulators any assistance that they may reasonably require, provided such assistance does not unreasonably interfere with Other Party’s performance of its obligations hereunder, and, with respect to OUTSOURCER, the performance of the Services in accordance with the Service Levels.  The Other Party shall not provide Requesting Party Agents or regulators with access to Other Party customers’ information or data.  Subject to Article IX and Article X, the Other Party shall provide Requesting Party Agents and regulators with access to Other Party’s proprietary data relating to the Services, to the extent required to perform audits described in this Section 14.1.  If any audit by an auditor designated by Requesting Party or a regulatory authority, results in Other Party being notified that it or Other Party Agents are not in compliance with any law, regulation or audit requirement, Other Party shall, and shall cause Other Party Agents to, take actions to comply with such audit.  Requesting Party shall bear the expense of any such compliance that is (1) required by any law, regulation or other audit requirement relating to Requesting Party’s business or (2) necessary due to Requesting Party’s noncompliance with any law, regulation or audit requirement imposed on Requesting Party.  Other Party shall bear the expense of any such compliance that is (a) required by any law, regulation or other audit requirement relating to Other Party’s business or (b) necessary due to Other Party’s or Other Party Agents’ noncompliance with any law, regulation or audit requirement imposed on Other Party or Other Party Agents.

Section 14.2                            Fees.

Upon reasonable notice, each Party shall provide the other Party and its Agents access to such financial records and supporting documentation as may be reasonably requested by the requesting Party to audit the records and documentation relating to the Cash Receipts and the Fees charged to CLIENT.  If, as a result of such audit, it is determined that OUTSOURCER has overcharged or undercharged CLIENT, the Party that determined such error shall promptly notify the other Party and promptly pay to CLIENT or OUTSOURCER the amount of the overcharge or undercharge as the case may be, plus interest at the Prime Rate per year, calculated from the date of receipt by OUTSOURCER of such incorrect amount until the date of payment to CLIENT or OUTSOURCER, as the case may be.

Section 14.3                            Record Retention.

Except as otherwise required by applicable law, OUTSOURCER shall not be required to retain any records or documentation relating to CLIENT or the Services provided under this Agreement so long as originals of such documentation have been provided to CLIENT for imaging and/or storage.

Section 14.4                            Facilities.

In the event of an audit described in this Article XIV, the Parties agree to give each other and their respective Agents reasonable access to the premises where such audit is being performed and such space (reasonably available), office furnishings (including lockable cabinets), telephone and facsimile service, utilities and office-related equipment and duplicating services as the requesting Party may reasonably require to perform the audits described in this Article.

ARTICLE XV CONFIDENTIALITY; PROTECTED HEALTH INFORMATION

Section 15.1                            General Obligations.

(a)          Each Party agrees that it shall not disclose to any third party any Confidential Information (including any information about the Fees) which it learns during the course of the performance of this Agreement, without the prior written consent of the other Party, except as necessary for OUTSOURCER’s provision of Services hereunder or as required by law, regulation, or order of a court or regulatory agency or other authority having jurisdiction thereover, provided, however, that the Party under such obligation of disclosure shall promptly notify the other Party to afford that Party, at that Party’s expense, an opportunity to object to such disclosure.  Each Party shall treat the other’s Confidential Information with the same level of care as it treats its own confidential information of like import, but not less than a reasonable level of care, shall disclose it within its own organization only on a need-to-know basis, and shall inform those to whom it rightfully discloses such Confidential Information of their obligations of confidentiality and non-disclosure hereunder.

(b)         Notwithstanding the foregoing,

(i)                                     the confidentiality obligations set forth in this Section 15.1 shall not apply to any information which the recipient party can establish to have become publicly available without its breach of this Agreement, been independently developed or obtained by the recipient party outside the scope of this Agreement and without reference to the other’s Confidential Information received under this Agreement, been already known to recipient when disclosed hereunder, or been rightfully obtained by the recipient party from third parties without an obligation of confidentiality;

(ii)                                  OUTSOURCER may disclose general information relating to the scope of Services and the duration of this Agreement to potential buyers of OUTSOURCER and persons or entities engaged in the valuation of OUTSOURCER or its Affiliates;

(iii)                               OUTSOURCER may disclose information relating to the identity of CLIENT as a client of OUTSOURCER, the scope of Services and other general terms of this Agreement to current or potential clients;

(iv)                              CLIENT may disclose general information relating to the scope of Services and the duration of this Agreement to potential buyers of CLIENT or any one or more Affiliates of CLIENT;

(v)                                 either Party may disclose the provisions of this Agreement to bankers, public accountants, auditors, and other financial institutions in the ordinary course of business;

(vi)                              either Party may disclose the provisions of this Agreement to the extent required by any applicable law, regulation or rules of any stock exchange; provided, however, the Party disclosing the other Party’s Confidential Information promptly notifies the other Party of such disclosure; and

(vii)                           CLIENT shall not (except pursuant to (iv), (v) and (vi) above)) disclose to any third party the Fees set forth in this Agreement.

Section 15.2                            Injunctive Relief.

Each Party acknowledges that the other Party may suffer irreparable damage in the event of a breach or threatened breach of any provision of this Article.  Accordingly, in such event, notwithstanding Article XVII, such Party shall be entitled to preliminary and final injunctive relief, as well as any and all other applicable remedies at law or equity, including the recovery of damages.

Section 15.3                            No License.

The Parties acknowledge that (i) each Party maintains that the Confidential Information contains valuable trade secrets and (ii) all rights to Confidential Information are reserved by the disclosing party.  No license, express or implied, by estoppel or otherwise, under any trade secret right, trademark, patent, copyright or other proprietary right or applications that are now or may hereafter be owned by a party, is granted by the disclosure of Confidential Information under this Agreement.

Section 15.4                            Residuals.

Except (1) as may relate to CLIENT’s customer information (including customer lists), personnel information of CLIENT, financial information relating to CLIENT (except as may have been publicly disclosed by CLIENT pursuant to CLIENT’s Regulatory Requirements), product pricing information, product specifications and designs and manufacturing processes (which shall be deemed CLIENT Confidential Information subject to Section 15.1), (2) to the extent such use misappropriates the other Party’s trade secret rights (but, with respect to (1) and (2), excluding general data processing ideas, concepts, know-how and techniques) and (3) to the extent such use infringes the other Party’s copyright, patent and other proprietary rights, neither Party is restricted pursuant to this Agreement from using any data processing ideas, concepts, know-how and techniques that are mentally retained in the unaided memories of the receiving Party’s employees (and not intentionally memorized for the purpose of later recording or use) (“Residuals”), including in the development, manufacturing and marketing of products and services.  Each of the Parties agrees that it shall not disclose (a) the source of the Residuals, (b) any financial, statistical, personnel or customer data of the other Party or (c) the business plans of the other Party.  Other than the rights to use Residuals, neither of the Parties shall use any portion of the other Party’s Confidential Information, except in connection with its obligations pursuant to this Agreement.

Section 15.5                            HIPAA Obligations.

(a)          The Parties acknowledge that in connection with the performance of the Services hereunder, OUTSOURCER will receive, use and disclose “Protected Health Information” (as such term is defined under the Standards for Privacy of Individually Identifiable Health Information mandated by HIPAA).  OUTSOURCER shall store the Protected Health Information in a separate data set within OUTSOURCER’s Systems.  Except as otherwise permitted under this Agreement or required by law, OUTSOURCER shall not use or disclose the Protected Health Information for any purpose other than in performing its Services hereunder.  In the event OUTSOURCER is required by law to disclose the Protected Health Information, OUTSOURCER shall provide CLIENT with written notice setting forth the required disclosure in advance of making such disclosure.

(b)         OUTSOURCER shall implement appropriate safeguards to prevent the use and disclosure of the Protected Health Information other than as permitted under this Agreement.  OUTSOURCER shall require any OUTSOURCER Agents that receive, use or access the Protected Health Information in connection with the Services to be performed under this Agreement to agree to the same restrictions and conditions on the use and disclosure of the Protected Health Information that apply to OUTSOURCER under this Agreement.  OUTSOURCER shall provide CLIENT with written notice of any use or disclosure of the Protected Health Information not authorized by this Agreement of which OUTSOURCER becomes aware.

(c)          At CLIENT’s request, OUTSOURCER shall provide CLIENT with information necessary for CLIENT to respond to an individual’s request for an accounting of disclosures of his or her Protected Health Information.

(d)         OUTSOURCER shall make its internal practices, books, and records relating to the use and disclosure of the Protected Health Information available to the Secretary of the Department of Health and Human Services for purposes of determining OUTSOURCER’s compliance with the privacy standards.  At CLIENT’s request, OUTSOURCER shall make available for inspection, during normal business hours, all records, books, polices and procedures relating to the use and disclosure of the Protected Health Information, within ten (10) business days of such request, for the purpose of determining OUTSOURCER’s compliance with this section.

(e)          Upon the termination of the Agreement for any reason whatsoever, OUTSOURCER shall, if feasible, return or with CLIENT’s consent destroy all Protected Health Information in its possession or in the possession of OUTSOURCER Agents, and retain no copies.  If such return or destruction is not feasible, the OUTSOURCER shall give written notice to CLIENT of the following: (i) a statement that the OUTSOURCER has determined that it is infeasible to return or destroy Protected Health Information in its possession; (ii) the specific reasons for such determination; and (iii) assurance that the OUTSOURCER will continue to extend any and all protections, limitations and restriction contained in the Agreement to the retained Protected Health Information, and will further limit the use and/or disclosure of the Protected Health Information retained to its use and/or disclosure only for the purpose(s) that make the return or destruction of the Protected Health Information infeasible.

ARTICLE XVI REPRESENTATIONS AND WARRANTIES.

Section 16.1                            By CLIENT.

CLIENT represents and warrants that:

(a)          CLIENT is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)         CLIENT has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement.

(c)          CLIENT is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on CLIENT’s ability to fulfill its obligations under this Agreement.

(d)         The execution, delivery and performance of this Agreement has been duly authorized by CLIENT.

(e)          CLIENT shall comply with all applicable Federal, state and local laws (including HIPAA) and regulations applicable to CLIENT and shall obtain all applicable permits and licenses required of CLIENT in connection with its obligations under this Agreement.

(f)            CLIENT has not disclosed any Confidential Information of OUTSOURCER as of the Agreement Date.

(g)         There is no outstanding litigation, arbitrated matter or other dispute to which CLIENT is a party which would reasonably be expected to have a potential or actual material adverse effect on CLIENT’s or OUTSOURCER’s ability to fulfill its respective obligations under this Agreement.

(h)         To its knowledge the CLIENT Intellectual Property does not and will not infringe upon the proprietary rights of any third party.

(i)             Subject to Section 15.5, the OUTSOURCER is authorized to receive from CLIENT and CLIENT Agents (including the CLIENT’s sales representatives who interface with the Physicians where the OfficeCare and Insurance Business orders are placed) Protected Health Information in connection with the performance of the Services hereunder.  CLIENT shall cause all CLIENT Agents that will provide Protected Health Information to OUTSOURCER in connection with OUTSOURCER’s performance of the Services to execute a Business Associate (as defined under HIPAA) agreement in a form reasonably satisfactory to OUTSOURCER.

Section 16.2                            By OUTSOURCER.

OUTSOURCER represents and warrants that:

(a)          OUTSOURCER is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey.

(b)         OUTSOURCER has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(c)          OUTSOURCER is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on OUTSOURCER’s ability to fulfill its obligations under this Agreement.

(d)         The execution, delivery and performance of this Agreement has been duly authorized by OUTSOURCER.

(e)          OUTSOURCER shall comply with all applicable Federal, state and local laws (including HIPAA) and regulations applicable to OUTSOURCER and shall obtain all applicable permits and licenses required of OUTSOURCER in connection with its obligations under this Agreement.

(f)            OUTSOURCER has not disclosed any Confidential Information of CLIENT as of the Agreement Date.

(g)         There is no outstanding litigation, arbitrated matter or other dispute to which OUTSOURCER is a party which would reasonably be expected to have a potential or actual material adverse effect on CLIENT’s or OUTSOURCER’s ability to fulfill its respective obligations under this Agreement.

(h)         To its knowledge the OUTSOURCER Intellectual Property does not and will not infringe upon the proprietary rights of any third party.

(i)             OUTSOURCER’s practices shall be in accordance with the Fair Debt Collection Practices Act.

Section 16.3                            DISCLAIMER OF WARRANTIES.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE XVII DISPUTE RESOLUTION.

Section 17.1                            Contract Executives.

All disputes relating to this Agreement shall initially be referred by the Party raising the dispute to the CLIENT Contract Executive and the OUTSOURCER Contract Executive.  If such Contract Executives are unable to resolve the dispute within 10 business days after referral of the matter to them, the Parties shall submit the dispute to the Management Committee.

Section 17.2                            Management Committee.

The Management Committee shall meet at least once every calendar quarter during the Term (or at such other time as either Party may designate in a notice to the other Party) for the purpose of reviewing the overall performance of the Parties’ respective obligations under this Agreement and resolving disputes, if any, that may arise under this Agreement.  The Management Committee shall consider disputes in the order such disputes are brought before it.  In the event the Management Committee is unable to resolve a dispute within 10 business days of the date of the meeting during which such dispute was considered, the Management Committee shall notify the senior management of each Party.

Section 17.3                            Senior Management.

Either Party may, upon notice and within five business days of receipt of a notice from the Management Committee pursuant to Section 17,2, elect to utilize a non-binding resolution procedure whereby each presents its case before a panel consisting of two senior executives of each of the Parties who are not members of the Management Committee and, if such executives can agree upon such an individual, a mutually acceptable neutral advisor.  If a Party elects to use the procedure set forth in this Section 17.3, the other Party shall participate.  The hearing shall occur no more than 10 business days after a Party serves notice to use the procedure set forth in this Section 17.3.  If the matter cannot be resolved by such senior executives, the neutral advisor, if one has been agreed upon, may be asked to assist such senior executives in evaluating the strengths and weaknesses of each Party’s position on the merits of the dispute.  The Parties shall each bear their respective costs incurred in connection with the procedure set forth in this Section 17.3, except that they shall share equally the fees and expenses of the neutral advisor, if any, and the cost of the facility for the hearing.

Section 17.4                            Arbitration.

(a)          If a dispute is not resolved pursuant to Section 17.3, then either Party may, upon notice to the other Party submit the dispute to binding arbitration in accordance with this Section 17.4.

(b)         The arbitration shall be held in before a panel of three arbitrators in the state of the principal United States office of the Party against whom the arbitration is brought.  Either Party may, upon notice to the other Party, demand arbitration by serving on the other Party a statement of the dispute, the facts relating or giving rise to such dispute and the name of the arbitrator selected by it.

(c)          Within five days after receipt of such notice, the other Party shall name its arbitrator, and the two arbitrators named by the Parties shall, within five days after the date of such notice, select the third arbitrator.

(d)         The arbitration shall be administered by the American Arbitration Association and be governed by the Commercial Arbitration Rules of the American Arbitration Association, as may be amended from time to time, except as expressly provided in this Section 17.4.  The arbitrators may not amend or disregard any provision of this Section 17.4.

(e)          The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of disputes.  The arbitrators shall reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the scope and direction of such discovery.

(f)            The decision of and award rendered by the arbitrators shall be final and binding on the Parties.  Judgment on the award of the arbitrators may be entered in and enforced by any court of competent jurisdiction.  The arbitrators shall have no authority to award damages in excess or in contravention of Article XX of this Agreement.

(g)         The costs of the arbitration proceedings conducted pursuant to this Section 17.4 shall be paid by the Party designated by the arbitrators.

Section 17.5                            Continuity of Services.

OUTSOURCER acknowledges that the performance of its obligations pursuant to this Agreement is critical to the business and operations of CLIENT.  Accordingly, in the event of any dispute between CLIENT and OUTSOURCER, each Party shall continue to perform its obligations (including payment pursuant to Articles XII and XIII, except for any such amounts as are actually in dispute) under this Agreement in good faith during the pendency of such dispute resolution proceedings unless and until this Agreement is terminated in accordance with the provisions hereof.

Section 17.6                            Expedited Dispute Resolution.

Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute relating to or arising out of a Default Notice, the dispute resolution procedures described in Sections 17.1, 17.2 and 17.3 must be commenced and completed within the Default Cure Period.

Section 17.7                            Third Party Claims.

Notwithstanding the above dispute resolution provisions, in the event that a third party initiates a judicial action against either Party hereto in connection with or arising out of this Agreement, that Party shall have the right to seek to implead the other Party into that action, and the above dispute resolution provisions shall not be a bar to such impleader.

ARTICLE XVIII TERMINATION.

Section 18.1                            Conditions of Termination.

In addition to expiration at the end of the Term specified in Article II, this Agreement may be terminated under the following circumstances:

(a)          Termination for Cause.

(i)                                     By CLIENT:

If OUTSOURCER, subject to Exhibit E, fails to perform any of its material obligations under this Agreement (an “OUTSOURCER Event of Default”), and, upon written notice of such Event of Default (the “Default Notice”) from CLIENT, does not cure such Event of Default within the Default Cure Period specified on Exhibit E for the type of default, then CLIENT may, by giving written termination notice to OUTSOURCER, terminate this Agreement as of the date specified in the termination notice.

(ii)                                  By OUTSOURCER:

If CLIENT fails to perform any of its material obligations under this Agreement (including, subject to Section 11.2 (i) materially failing to pay any invoices in the manner set forth in Sections 13.2 and 13.4 as applicable; (ii) materially failing to perform the CLIENT Required Services outlined on Exhibit D; or (iii) materially failing to deliver (or to cause CLIENT Agents to deliver) Patient Procedure Authorization forms to OUTSOURCER in the manner set forth in Exhibit A) (each a “CLIENT Event of Default”), and, upon Default Notice from OUTSOURCER, does not cure such Event of Default within 60 days of such Default Notice, then OUTSOURCER may, by giving written termination notice to CLIENT, terminate this Agreement as of the date specified in the termination notice.

(b)         Termination for Insolvency.

If either Party files for bankruptcy, becomes or is declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all of its creditors, or enters into an agreement for the composition, extension, or readjustment of substantially all of its obligation (in any event, the “Dissolving Party”), then the other Party may, by giving written notice to the Dissolving Party, terminate this Agreement as of a date specified in such notice of termination, but not sooner than 30 days after the such notice.

(c)          Termination upon Change of Control

In the event of a CLIENT Change of Control (as defined below) of CLIENT, the person or entity acquiring Control of CLIENT (or in the event of a sale of substantially all of the assets of CLIENT in which this Agreement is not assumed by such acquiring person or entity, CLIENT itself) shall have the right to give a written termination notice to OUTSOURCER to terminate this Agreement as of the date specified in such notice of termination, but no sooner than 120 days after the date of such notice.

In the event of an OUTSOURCER Change of Control (as defined below) of OUTSOURCER or OUTSOURCER Affiliate, the person or entity acquiring control of OUTSOURCER or OUTSOURCER Affiliate (or in the event of a sale of substantially all of the assets of OUTSOURCER or OUTSOURCER Affiliate in which this Agreement is not assumed by such acquiring person or entity, OUTSOURCER or OUTSOURCER Affiliate itself) shall have the right to give a written termination notice to CLIENT to terminate this Agreement as of the date specified in such notice of termination, but no sooner than 120 days after the date of such notice.

For purposes of this Agreement, a “CLIENT Change of Control” shall mean with respect to CLIENT (i) any sale of shares, merger, consolidation, reorganization or similar transaction whereby there is a change in (x) the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock of CLIENT or (y) the ability, directly or indirectly, to direct the voting of a majority of the directors of CLIENT’s board of directors, whether through appointment, voting agreement or otherwise; or (ii) a sale of substantially all of the assets of CLIENT.

For purposes of this Agreement, an “OUTSOURCER Change of Control” shall mean with respect to OUTSOURCER or OUTSOURCER Affiliate (i) any sale of shares, merger, consolidation, reorganization or similar transaction whereby there is a change in (x) the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock of OUTSOURCER or OUTSOURCER Affiliate or (y) the ability, directly or indirectly, to direct the voting of a majority of the directors of OUTSOURCEROUTSOURCER’s or OUTSOURCER Affiliate’s board of directors, whether through appointment, voting agreement or otherwise; or (ii) a sale of substantially all of the assets of OUTSOURCER or OUTSOURCER Affiliate.

Section 18.2                            Effects of all Terminations.

If this Agreement is terminated by any reason whatsoever, upon such termination:

(a)          CLIENT shall continue to pay OUTSOURCER for all Services performed by OUTSOURCER under this Agreement through the Termination Date.

(b)         During the Termination Period, OUTSOURCER shall continue to perform the same number of Account Touches as performed during the Measurement Period, net of any changes in volume.  If the number of the number of Termination

Touches is less than the number of the Measurement Touches by more than 20%, then OUTSOURCER shall pay the Termination Touch Penalty to CLIENT.  “Termination Touch Penalty” means that amount equal to the product of A multiplied by B multiplied by C, in which

A = the quotient of (u) Net Revenue during Measurement Period, divided by (v) Measurement Touches;

B = the difference between (w) Measurement Touches and (x) Termination Touches; and

C = the product of (y) 1.2 and (z) .0725.

The following example is for illustration purposes only:

Measurement Touches: 100,000

Termination Touches: 90,000

Net Revenue during Measurement Period: $6,000,000

OUTSOURCER fee: 7.36% of Net Revenue (as a proxy for Cash Receipts)

Termination Touch Penalty             = (6,000,000/100,000) x (100,000-90,000) x 1.2 x .0725
= $52,200

(c)          OUTSOURCER shall continue to collect, and CLIENT shall pay OUTSOURCER Fees for Cash Receipts received by CLIENT from Third Party Payers and Patients during the 30 day period after the Termination Date but only to the extent such payments are in respect of Patient Dates of Service on or prior to the Termination Date (such pre-termination Accounts, the “Pre-Termination Accounts”).

(d)         CLIENT shall post the payments received in respect of the Pre-Termination Accounts and shall cause OUTSOURCER to have access to CLIENT’s systems (including its ERP System) (x) to validate the amounts posted and (y) to invoice OUTSOURCER’s Fees to CLIENT.

(e)          Upon CLIENT’s written request, at no cost to CLIENT, OUTSOURCER shall,

(i)                                     within 30 days of the notice of termination deliver or otherwise make available to CLIENT (x) in electronic format, all CLIENT Data in OUTSOURCER’s possession and (y) all records, correspondence, written files and other CLIENT-related materials in OUTSOURCER’s possession; and

(ii)                                  unless and until CLIENT engages (x) in a business in competition with OUTSOURCER or (y) the services of another service provider to perform Services in all or in part equivalent to those services included on Exhibit A for CLIENT or its Affiliates, OUTSOURCER shall grant to CLIENT a royalty free, non-exclusive limited license to use all OUTSOURCER Intellectual Property to include policies, procedures and forms with the exception of any MaxPro software used by CLIENT or OUTSOURCER in connection with the performance of the Services.

(f)            If this Agreement is terminated for a CLIENT Change of Control prior to the date which is five years after the Effective Date, then CLIENT shall pay to OUTSOURCER, in immediately available funds, the unamortized implementation costs based on the methodology set forth on Exhibit G.

ARTICLE XIX INDEMNITIES.

Section 19.1                            Indemnification in General.

This Article sets forth the rights and obligations of CLIENT and OUTSOURCER concerning indemnification.  References in this Article to CLIENT or OUTSOURCER as an indemnified person includes CLIENT’s or OUTSOURCER’s subsidiaries and Affiliates and its and their respective officers, directors and employees acting within the scope of their duties, and its and their successors and assigns.  References in this Article to a party “indemnifying” the other means the indemnifying party shall, pursuant to the provisions of Section 19.6, indemnify and hold the other harmless from, against and in respect of any liabilities, obligations, claims, damages, costs and expenses (including court costs, reasonable costs of investigation and reasonable attorneys’ fees and expenses as they are incurred) incurred by the indemnified party by reason of any action, suit, proceeding, claim or demand of or by or settlement with a third party (“Claims”).  References in this Article to an act or omission includes acts or omissions by a party’s employees, agents, contractors or other representatives.

Section 19.2                            Indemnification Concerning Damage and Injury.

(a)          CLIENT indemnifies OUTSOURCER against any Claims by a third party arising out of the death, bodily or personal injury of any person or damage to the property of any third party to the extent caused by CLIENT.

(b)         OUTSOURCER indemnifies CLIENT against any Claims by a third party arising out of the death, bodily or personal injury of any person or damage to the property of any third party to the extent caused by OUTSOURCER.

Section 19.3                            Intellectual Property Indemnity.

(a)          CLIENT indemnifies OUTSOURCER against any Claim that any CLIENT Intellectual Property used by OUTSOURCER in connection with the Services infringes any patent, copyright, or other intellectual property right of a third party unless such infringement results from OUTSOURCER’s use of such CLIENT Intellectual Property in a manner which was not authorized by CLIENT.

(b)         OUTSOURCER indemnifies CLIENT against any Claim that any OUTSOURCER Intellectual Property used by CLIENT in connection with the performance of its obligations under this Agreement infringes any patent, copyright, or other intellectual property right of a third party unless such infringement results from CLIENT’s use of such OUTSOURCER Intellectual Property in a manner which was not authorized by OUTSOURCER.

Section 19.4                            Indemnity for Violation of Law.

Each Party indemnifies the other against any claim, fine, fee or other charge imposed upon or assessed against the other party by a governmental authority arising out of an alleged violation of applicable law (including HIPAA) by the indemnifying party.

Section 19.5                            Other Indemnities.

(a)          CLIENT indemnifies OUTSOURCER against any Claim resulting from any breach of the representations, warranties and covenants of CLIENT in this Agreement.

(b)         OUTSOURCER indemnifies CLIENT against any Claim resulting from any breach of the representations, warranties and covenants of OUTSOURCER in this Agreement.

Section 19.6                            Indemnification Procedure.

(a)          The party claiming Indemnification under this Article (the “Indemnified Party”) shall deliver written notice (an “Indemnity Notice”) to the party against whom indemnity is claimed (the “Indemnitor”) within the earlier of 10 days of receipt of notice or 30 days from discovery of any matters which may give rise to a Claim.  An Indemnity Notice shall set forth in reasonable detail to the extent then available the facts concerning the Claim and the basis on which the Indemnified Party believes this indemnity applies.  The failure to give such Indemnity Notice shall not affect the right of the Indemnified Party to indemnity hereunder unless and to the extent that such failure has materially and adversely affected the defense of such Claims by the Indemnitor.  At any time after 30 days from the giving of such Indemnity Notice, the Indemnified Party may, at its option, contest, settle or otherwise compromise, or pay such Claim, unless it shall have received notice from the Indemnitor that Indemnitor intends, at Indemnitor’s sole cost and expense, to assume and control the defense of any such matter, in which case the Indemnified Party shall have the right, at no cost or expense to Indemnitor, to participate in such defense.  If the Indemnitor does not assume the defense of such matter, and in any event until Indemnitor states in writing that it shall assume the defense, Indemnitor shall pay the costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnitor shall have the right, at its own cost and expense, to participate in such defense and Indemnified Party shall consult with Indemnitor and obtain Indemnitor’s consent, which shall not be unreasonably withheld or delayed, to any payment or settlement of any such Claim.  The Indemnified Party may not settle a Claim after the Indemnitor assumes the defense without the consent of the Indemnitor or unless the Indemnified Party first agrees to release the Indemnitor from any obligation to indemnify the Indemnified Party with respect to such Claim.  If Indemnitor proposes to settle, compromise or pay a Claim it may do so (1) with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or (2) without the consent of the Indemnified Party provided such settlement or compromise involves solely the payment of money and includes a release by any third party making such Claim against the Indemnified Party of all claims against the Indemnified Party which were the subject of the indemnification.  The Indemnified Party shall take all appropriate action to permit and authorize Indemnitor to assume and control the defense of any such Claim.  Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense.  If Indemnitor does not assume the defense, the Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense.

(b)         Following indemnification as provided herein, an Indemnitor shall be subrogated to all rights of the Indemnified Party with respect to all third parties relating to the matter for which indemnification has been made.

Section 19.7                            Exclusive Remedy.

The indemnification rights of each Indemnified Party pursuant to this Article shall be the exclusive remedy of such Indemnified Party against the Indemnifying Party with respect to the third party Claim to which such indemnification relates; provided, however, that such Indemnified Party shall retain the right to seek wholly non-monetary injunctive or other equitable remedies with respect to such Claim.

ARTICLE XX LIMITATION OF LIABILITY.

Section 20.1                            Limitation of Liability.

(a)          NEITHER PARTY’S (INCLUDING ITS SUBSIDIARIES AND AFFILIATES) AGGREGATE LIABILITY TO THE OTHER PARTY (INCLUDING ITS SUBSIDIARIES AND AFFILIATES) FOR DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT UNDER ANY AND ALL CLAIMS OF ANY TYPE OR NATURE, BASED ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, WARRANTY OR STRICT LIABILITY), SHALL EXCEED THE AMOUNT OF FEES PAID BY CLIENT TO OUTSOURCER WITHIN THE SIX MONTH PERIOD IMMEDIATELY PRECEDING THE MONTH IN WHICH THE CAUSE OF ACTION OF SUCH DAMAGES AROSE.

(b)         NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST OR ANTICIPATED REVENUES OR PROFITS (INCLUDING BAD DEBT LOSSES OR NON-PAYMENT OF ACCOUNTS FOR ANY REASON) ARISING UNDER OR RELATING TO THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 20.2                            Exclusions.

The limitations or exculpation of liability set forth in Section 20.1 are not applicable to (i) the failure of CLIENT to make payments due under this Agreement; (ii) indemnification claims as set forth in Section 19.3; (iii) damages caused by the intentional misconduct of the breaching party; and (iv) any Termination Fees.

ARTICLE XXI INSURANCE; RISK OF LOSS

Section 21.1                            Insurance.

During the Term OUTSOURCER shall maintain and keep in full force and effect, at its sole cost and expense, insurance as set forth below with an insurance company licensed to do business in the location where the Services are to be performed.

(a)                                  Commercial General Liability insurance including, without limitation, contractual liability coverage that indicates this Agreement is a “covered contract,” premises, completed operations, broad-form property damage, independent contractors and personal injury liability in an amount not less than $1,000,000 each occurrence and $1,000,000 aggregate.

(b)                                 Workers Compensation insurance in accordance with statutory requirements as well as Employer’s Liability Insurance with limits not less than $500,000 and such insurance shall cover all individuals who will be used in any capacity by OUTSOURCER in performing Services;

(c)                                  Fidelity Bond/Commercial Crime insurance covering employee dishonesty, including, without limitation, dishonest acts of OUTSOURCER and its employees, agents or subcontractors and such insurance shall also include third party liability coverage and be written for limits not less than $1,000,000

(d)                                 Professional Liability insurance for operations performed for CLIENT and its employees or customers with limits of liability not less than $1,000,000 each claim and $3,000,000 aggregate; and

(e)                                  Umbrella/Excess Liability insurance on a follow form basis with a limit of not less than $5,000,000 for each occurrence and $5,000,000 aggregate and such umbrella insurance shall name as underlying policies the Commercial General Liability, and Employer’s Liability insurance coverage required above.

Section 21.2                            Risk of Loss.

Each Party is responsible for the risk of loss or damage to all tangible property, real or personal, owned or leased by it.

ARTICLE XXII MISCELLANEOUS PROVISIONS.

Section 22.1                            Assignment.

Except for OUTSOURCER’s use of subcontractors to perform the obligations of OUTSOURCER under this Agreement, neither Party shall, without the consent of the other Party, assign this Agreement, or any amounts payable pursuant to this Agreement; provided, however, either Party may assign this Agreement to an Affiliate of such Party. The consent of a Party to any assignment of this Agreement shall not constitute such Party’s consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this Section 22.1 shall be void.

Section 22.2                            Notices.

Except as otherwise specified in this Agreement, all notices, requests, consents, approvals and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when sent by telecopy to the telecopy number specified below. A copy of any such notice shall also be sent by express air mail on the date such notice is transmitted by telecopy to the address specified below:

In the case of notice to CLIENT:

dj Orthopedics, LLC

2985 Scott Street

Vista, CA 92083-8339

Attention:

Telecopy No.:   (760) 734-3595

with a copy to:

Mr. Donald M. Roberts

General Counsel

2985 Scott Street

Vista, CA 92083-8339

Telecopy No.:   (760) 734-3536

In the case of notice to OUTSOURCER:

Creditek LLC

9 Sylvan Way, Suite 165,

Parsippany, NJ 07054

Attention: Linda White, SVP Finance

Telecopy No.:   800 487 9749

Either Party may change its address or telecopy number for notification purposes by giving the other Party notice of the new address or telecopy number and the date upon which it will become effective.

Section 22.3                            Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

Section 22.4                            Relationship.

(a)                                  The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make either CLIENT or OUTSOURCER partners, joint venturers, principals, agents or employees of the other. No officer, director, employee, OUTSOURCER Agent or Affiliate retained by OUTSOURCER to perform work on CLIENT’s behalf under this Agreement shall be deemed to be an employee, agent or contractor of CLIENT. Neither Party shall have any right, power or authority, express or implied, to bind the other.

(b)                                 Each Party shall be responsible for the management, direction and control of its employees and such employees shall not be employees of the other Party.

Section 22.5                            Consents, Approvals and Requests.

Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

Section 22.6                            Severability.

If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect and such remaining provisions shall be deemed to be restated to reflect the original intentions of the Parties as nearly as possible, in accordance with applicable law.

Section 22.7                            Waiver.

No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

Section 22.8                            Entire Agreement.

This Agreement and the Exhibits to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

Section 22.9                            Amendments.

No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of both Parties. Any terms and conditions varying from this Agreement on any purchase order from the other Party are void.

Section 22.10                     Survival.

The terms of Section 3.5, Section 3.6, Section 3.8, Article VIII, Article XV, Section 16.1(a), Section 16.1(b), Section 16.1(i), Section 16.2(a), Section 16.2(b), Article XVII, Article XIX, Article XX, Section 22.10, and Section 22.12 shall survive the expiration or termination of this Agreement.

Section 22.11                     Third Party Beneficiaries.

Except as otherwise provided in this Agreement, each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than CLIENT and OUTSOURCER.

Section 22.12                     Governing Law.

Except as required by local law in any jurisdiction outside of the United States, this Agreement and the rights and obligations of the Parties under this Agreement shall be construed in accordance with and be governed by the laws of the State of California, without giving effect to the principles thereof relating to the conflicts of law.

Section 22.13                     Covenant of Further Assurances.

CLIENT and OUTSOURCER covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration each of CLIENT and OUTSOURCER shall execute and deliver any further legal instruments which are or may become necessary to effectuate the purposes of this Agreement.

Section 22.14                     Negotiated Terms.

The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

Section 22.15                     Time Periods.

If a time period is not specified for an approval, consent, agreement, notification or performance, then such time period shall be deemed to be that which is reasonable under the circumstances, but in no event more than five business days, unless otherwise agreed by the Parties.

IN WITNESS WHEREOF, CLIENT and OUTSOURCER have each caused this Agreement to be executed and delivered by its duly authorized representative.

Creditek LLC		dj Orthopedics, LLC

By:	/s/ Ed Berenblum	By:	/s/ Luke Faulstick
Name: Ed Berenblum		Name: Luke Faulstick
Title: Executive Vice President		Title: Sr. VP Operations

OUTSOURCING AGREEMENT

dated as of January15, 2006

by and between

Creditek, LLC

and

dj Orthopedics, LLC

EXHIBIT A

OUTSOURCER REQUIRED SERVICES; CHANGE IN SCOPE OF SERVICES

A. REQUIRED SERVICES FOR OFFICECARE ACCOUNTS

1)              Order Receipt:

a)              CLIENT shall be (or shall cause CLIENT Agents to be), at CLIENT’s cost, responsible for Batching and delivering to OUTSOURCER the relevant PPAs for each Physician Practice, which currently, or in the future, stocks CLIENT’s products for distribution to its Patients.

b)             OUTSOURCER and CLIENT shall work together with CLIENT Agents to ensure that, on average, the time elapsed from Date of Service to Date of Receipt is less than or equal to 14 days.

Project Staff shall be responsible for unpacking PPAs received and preparing these for data entry into OUTSOURCER’s Systems.

2)              Order Entry:

a)              The following are OUTSOURCER’s responsibilities regarding entry of OfficeCare Orders into Outsourcer’s Systems:

i)                 Reviewing the PPA prior to entering the data and, to the extent possible, identifying missing, incomplete or incorrect information.

ii)              Implementing a process to communicate with Physician Practices and/or CLIENT’s Agents to obtain missing and/or correct the information necessary to bill for the services provided to Patients.

iii)           Entering the content of the PPA forms into the Systems.

iv)          Organizing and passing PPA forms to OUTSOURCER’s imaging department for timely imaging.

b)             CLIENT shall be responsible for determining the appropriate procedure code (HCPCS or its functional replacement) and Charge for each service it provided to the Patients.

3)              Verification of insurance coverage:

a)              As required by the Third Party Payer and based on the type of and charge for the supply provided to Patients, OUTSOURCER shall contact the Third Party Payer to ascertain whether the Patient is covered for the DME products they have or shall receive, as well as the Patient’s and Third Party Payer’s financial responsibilities.

b)             Required verification of insurance coverage shall occur within 48 hours after an Order is entered in the Systems.

4)              Pre-Authorization of insurance coverage:

a)              As required by CLIENT’s managed care agreements, OUTSOURCER will obtain insurance Pre-Authorization for OfficeCare products that have already been dispensed to Patients by Physician Offices. In those instances where the Pre-Authorization is denied by the Third Party Payer, OUTSOURCER will seek payment from Patient.

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5)              Billing:

a)              OUTSOURCER shall invoice the appropriate Third Party Payers and/or Patients on CLIENT’s behalf in accordance with payer specific requirements, including any additional required documentation.

b)             To the extent possible it is technically and economically possible, OUTSOURCER shall bill Third Party Payers electronically rather than on paper.

6)              Follow-up:

a)              OUTSOURCER shall develop a schedule, which shall be available for CLIENT’s inspection, detailing the expected follow-up and collections cycle (billing to payment received) for each Third Party Payer or Third Party Payer group. This schedule will be used by OUTSOURCER to trigger phone calls and/or letters to Third Party Payers to inquire about delayed payments.

b)             OUTSOURCER shall follow-up on every Account, aged less than or equal to 180 from Date of Service as of 3/1/06, until such Account is fully paid, transferred to a Self Pay category or becomes a Delinquent Account. OUTSOURCER shall, at its own discretion, select and follow up on Accounts aged over 180 days from Date of Service as of 3/1/06 until such Accounts are fully or partially paid, transferred to a Self Pay category or become Delinquent Accounts

c)              To the extent problems are identified during its discussions/correspondence with Third Party Payers, OUTSOURCER shall correct such problems and be responsible for resubmitting a completed/amended bill to Third Party Payers.

d)             OUTSOURCER may update the above referenced schedule as new information on Third Party Payer payment patterns becomes available during the Term of this Agreement.

7)              Collections:

a)              For Accounts that remain unpaid after the follow-up activities identified above, OUTSOURCER shall review the Patient’s file, contact the Third Party Payer and identify the reason for the denial or partial payment. To the extent possible, OUTSOURCER shall correct the problem and resubmit the bill, and required additional documentation, if any, to the Third Party Payer for payment.

8)              Bill Patient for Self Pay account:

a)              For Self Pay balances greater than $ 150 but less than or equal to $250, OUTSOURCER shall mail to Patient two letters on CLIENT letterhead and two letters on OUTSOURCER’s Collection Agency letterhead, and shall make one phone call to Patient.

b)             For Self Pay balances over $250, OUTSOURCER shall mail to Patient three letters on CLIENT letterhead, plus up to three letters on OUTSOURCER Collection Agency letterhead and shall make two phone calls to Patient.

c)              For Self Pay balances less than or equal to $ 150, OUTSOURCER shall mail to Patient two letters on CLIENT letterhead and two letters on OUTSOURCER’s Collection Agency letterhead.

d)             OUTSOURCER shall develop, and review with CLIENT Contract Executive for approval, a schedule with the timing of statement submission, letter submission and placement of phone calls contemplated in 8a through 8c above by the Effective Date.

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e)              The letters shall provide Patients with the phone number for OUTSOURCER’s customer service center, where the caller shall be greeted as if they had called CLIENT directly.

f)                Delinquent Accounts shall be returned to CLIENT for referral to a CLIENT Collection Agency.

9)              Cash Posting:

a)              CLIENT shall open or use an existing lock-box with a financial institution meeting the requirements of the OUTSOURCER (the “Financial Institution”). Payments received at this lock-box shall in all cases belong to CLIENT. The Financial Institution shall have the capability of receiving and posting Third Party Payer electronic remittances.

b)             CLIENT shall open a credit card payment lock-box with a Financial Institution of its choice.

c)              The Financial Institutions identified above shall remit daily information to OUTSOURCER detailing payments received. OUTSOURCER shall post this information on its System.

d)             A copy of all Cash Receipts received by CLIENT, other than through the lock-boxes identified above, shall also be promptly remitted to OUTSOURCER for posting on its Systems.

e)              OUTSOURCER will endorse in CLIENT’s name all Cash Receipts received for Services performed by CLIENT, but made payable to or sent to OUTSOURCER or its Affiliates in connection with this Agreement.

f)                CLIENT is responsible to ensure that Financial Institutions shall have the capability to track OfficeCare and Insurance Business Cash Receipts separately from those of any other CLIENT business.

10)        Refunds:

a)              OUTSOURCER shall submit refund requests to CLIENT monthly with proper supporting documentation, but in every case within the time frame allowing CLIENT a minimum of two weeks to process, issue and deliver payment to Refundee before payment or offset deadlines take effect.

11)        Managed Care Contracting:

a)              CLIENT will utilize best efforts to procure contracts with Third Party Payers as recommended by OUTSOURCER.

b)             As requested by OUTSOURCER and within reasonable limits, CLIENT’s staff shall assist OUTSOURCER to negotiate payments and/or resolve payment disputes with Third Party Payers with whom CLIENT has contractual relations.

12)        Customer Service:

a)              OUTSOURCER shall provide a call center, and a dedicated toll free number, to answer questions within the scope of the Services from Patients regarding services/supplies provided by the CLIENT to these Patients.

b)             OUTSOURCER’s call center shall be capable of providing information to Patients on their accounts and of collecting, from Patients, the insurance and/or demographic

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information required to bill Third Party Payers for these services. Call center staff shall have the capability of taking credit card payment information from Patients. OUTSOURCER shall be responsible for processing this information with the relevant Financial Institution.

c)              OUTSOURCER shall measure call center performance and report monthly to CLIENT. OUTSOURCER shall investigate the root cause for declines in customer service performance and propose corrective action plans for CLIENT’s approval.

13)        Information Technology:

a)              OUTSOURCER shall provide the Systems, which are required for the performance of the Services.

b)             CLIENT shall be responsible for its own ERP System (currently JD Edwards).

c)              OUTSOURCER shall provide, at its cost, the means to download daily Patient financial, transaction and unit information from its Systems to JD Edwards in a format specified by CLIENT

d)             OUTSOURCER shall be responsible for maintaining, at its own cost and for the duration of this Agreement, an Imaging System to scan PPA and Explanation of Benefits (EOB), Explanation of Payments (EOP) and other relevant forms.

e)              OUTSOURCER shall provide, at its cost, the means to download information from its Imaging System daily into the CLIENT’s Imaging System

f)                OUTSOURCER will receive Third Party Payer EOBs, EOPs and other relevant documentation at its Service Location or from the Financial Institution, as the case may be, and enter this information into its System.

g)             OUTSOURCER shall maintain all relevant licenses for its Systems.

h)             CLIENT shall maintain all relevant licenses for its ERP System and Imaging System.

i)                 OUTSOURCER’s Systems shall be available, at the CLIENT’s Service Location, for use for the Project Staff and CLIENT’s personnel in a manner consistent with the terms and conditions of the Agreement.

14)        Communications:

a)              OUTSOURCER shall, at its own cost, provide the communications links and dedicated data lines between CLIENT and OUTSOURCER Service Locations and toll free number required to provide Customer Service as described in 12 above.

15)        Reporting:

a)              OUTSOURCER shall provide CLIENT with up to 5 Custom Reports per year, free of charge. CLIENT shall specify whether these reports will be run daily, weekly or monthly. The Parties agree to utilize the Change Order process provided in this Agreement any time the CLIENT requires more that 5 Custom Reports to be produced during a given year.

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16)        Staffing:

a)              OUTSOURCER shall provide the Project Staff that shall be required to perform the Services. OUTSOURCER shall be responsible for training such Project Staff.

17)        Continuous Process Improvement:

a)              OUTSOURCER will strive to improve all revenue cycle processes listed above. OUTSOURCER will conduct root cause analysis on all process deficiencies to aid in continuous process improvement efforts.

b)             OUTSOURCER process improvement efforts shall follow Six Sigma and Lean approach and methodologies.

18)        CLIENT Collection Agency Efforts:

a)              Delinquent Accounts will be referred by OUTSOURCER, after prompt review by CLIENT, to CLIENT Collection Agency.

b)             Accounts referred to a CLIENT Collection Agency will be written-off in OUTSOURCER’s System at the time of referral.

c)              OUTSOURCER will provide an electronic file with the Account’s information (e.g. notes, payment history) to the CLIENT Collection Agency.

d)             CLIENT will be responsible for all fees paid to the CLIENT Collection Agency.

19)        Other Costs:

a)              OUTSOURCER’s Fees will cover all costs for outbound postage, electronic billing, and reasonably required travel for its management and staff needed to perform the Services.

B. REQUIRED SERVICES FOR INSURANCE ACCOUNTS

1)              Follow-up:

a)              OUTSOURCER shall develop a schedule, which shall be available for CLIENT’s inspection, detailing the expected follow-up and collections cycle (billing to payment received) for each Third Party Payer or Third Party Payer group. This schedule will be used by OUTSOURCER to trigger phone calls and/or letters to Third Party Payers to inquire about delayed payments.

b)             OUTSOURCER will follow-up on every Account, aged less than or equal to 180 days from Date of Service as of 3/1/06, until such Account is fully paid, transferred to a Self Pay category or becomes a Delinquent Account. OUTSOURCER shall, at its own discretion, select and follow up on Accounts aged over 180 days from Date of Service as of 3/1/06 until such Accounts are fully or partially paid, transferred to a Self Pay category or become Delinquent Accounts

c)              To the extent problems are identified during its discussions/correspondence with Third Party Payers, OUTSOURCER shall correct such problems and be responsible for resubmitting a completed/amended bill to Third Party Payers.

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d)             OUTSOURCER may update the above referenced schedule as new information on Third Party Payer payment patterns becomes available during the Term of this Agreement.

e)              CLIENT shall be responsible for determining the appropriate procedure code (HCPCS or its functional replacement) and Charge for each service it provided to the Patients.

2)              Collections:

a)              For Accounts that remain unpaid after the follow-up activities identified above, OUTSOURCER shall review the Patient’s file, contact the Third Party Payer and identify the reason for the denial or partial payment. To the extent possible, OUTSOURCER shall correct the problem and resubmit the bill, and required additional documentation, if any, to the Third Party Payer for payment.

3)              Bill Patient for Self Pay account:

a)              For Self Pay balances greater than $ 150 but less than or equal to $250, OUTSOURCER shall mail to Patient two letters on CLIENT letterhead and two letters on OUTSOURCER’s Collection Agency letterhead, and shall make one phone call to Patient.

b)             For Self Pay balances over $250, OUTSOURCER shall mail to Patient three letters on CLIENT letterhead, plus up to three letters on OUTSOURCER Collection Agency letterhead and shall make two phone calls to Patient.

c)              For Self Pay balances less than or equal to $ 150 OUTSOURCER shall mail to Patient two letters on CLIENT letterhead and two letters on OUTSOURCER’s Collection Agency letterhead.

d)             OUTSOURCER shall develop and review with CLIENT Contract Executive for approval, a schedule with the timing of statement submission, letter submission and placement of phone calls contemplated in 8a through 8c above by the Effective Date.

e)              The letters shall provide Patients with the phone number for OUTSOURCER’s customer service center, where the caller shall be greeted as if they had called CLIENT directly.

f)                Delinquent Accounts shall be returned to CLIENT for referral to a CLIENT Collection Agency.

4)              Cash Posting:

a)              CLIENT shall open or use an existing lock-box with a financial institution meeting the requirements of the OUTSOURCER (the “Financial Institution”). Payments received at this lock-box shall in all cases belong to CLIENT. The Financial Institution shall have the capability of receiving and posting Third Party Payer electronic remittances.

b)             CLIENT shall open a credit card payment lock-box with a Financial Institution of its choice.

c)              The Financial Institutions identified above shall remit daily information to OUTSOURCER detailing payments received. OUTSOURCER shall post this information on its System.

d)             A copy of all Cash Receipts received by CLIENT, other than through the lock-boxes identified above, shall also be promptly remitted to OUTSOURCER for posting on its Systems.

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e)              OUTSOURCER will endorse in CLIENT’s name all Cash Receipts received for Services performed by CLIENT, but made payable to or sent to OUTSOURCER or its Affiliates in connection with this Agreement.

f)                CLIENT is responsible to ensure that Financial Institutions shall have the capability to track OfficeCare and Insurance Business Cash Receipts separately from those of any other CLIENT business.

5)              Refunds:

a)              OUTSOURCER shall submit refund requests to CLIENT monthly with proper supporting documentation, but in every case within the time frame allowing CLIENT a minimum of two weeks to process, issue and deliver payment to Refundee before payment or offset deadlines take effect.

6)              Managed Care Contracting:

a)              CLIENT will utilize best efforts to procure contracts with Third Party Payers as recommended by OUTSOURCER.

b)             As requested by OUTSOURCER and within reasonable limits, CLIENT’s staff shall assist OUTSOURCER to negotiate payments and/or resolve payment disputes with Third Party Payers with whom CLIENT has contractual relations.

7)              Customer Service:

a)              OUTSOURCER shall provide a call center, and a dedicated toll free number, to answer questions within the scope of the Services from Patients regarding services/supplies provided by the CLIENT to these Patients.

b)             OUTSOURCER’s call center shall be capable of providing information to Patients on their accounts and of collecting, from Patients, the insurance and/or demographic information required to bill Third Party Payers for these services. Call center staff shall have the capability of taking credit card payment information from Patients. OUTSOURCER shall be responsible for processing this information with the relevant Financial Institution.

8)              Information Technology:

a)              OUTSOURCER shall provide the Systems, which are required for the performance of the Services.

b)             CLIENT shall be responsible for its own ERP System (currently JD Edwards).

c)              OUTSOURCER shall provide, at its cost, the means to download daily Patient financial, transaction and unit information from its Systems to JD Edwards in a format specified by CLIENT

d)             OUTSOURCER shall be responsible for maintaining, at its own cost and for the duration of this Agreement, an Imaging System to scan PPA and Explanation of Benefits (EOB), Explanation of Payments (EOP) and other relevant forms.

e)              OUTSOURCER shall provide, at its cost, the means to download information from its Imaging System daily into the CLIENT’s Imaging System

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f)                OUTSOURCER will receive Third Party Payer EOBs, EOPs and other relevant documentation at its Service Location or from the Financial Institution, as the case may be, and enter this information into its System.

g)             OUTSOURCER shall maintain all relevant licenses for its Systems.

h)             CLIENT shall maintain all relevant licenses for its ERP System and Imaging Systems.

i)                 OUTSOURCER’s Systems shall be available, at the CLIENT’s Service Location, for use for the Project Staff and CLIENT’s personnel in a manner consistent with the terms and conditions of the Agreement.

9)              Communications:

a)              OUTSOURCER shall, at its own cost, provide the communications links and dedicated data lines between CLIENT and OUTSOURCER Service Locations and toll free number required to provide Customer Service as described in 12 above.

10)        Reporting:

a)              OUTSOURCER shall provide CLIENT with up to 5 Custom Reports per year, free of charge. The Parties agree to utilize the Change Order process provided in this Agreement any time the CLIENT requires more that 5 Custom Reports to be produced during a given year.

11)        Staffing:

a)              OUTSOURCER shall provide the Project Staff that shall be required to perform the Services. OUTSOURCER shall be responsible for training such Project Staff.

12)        Continuous Process Improvement:

a)              OUTSOURCER will continue to improve all revenue cycle processes listed above. OUTSOURCER will conduct root cause analysis on all process deficiencies to aid in continuous process improvement efforts.

13)        CLIENT Collection Agency Efforts:

a)              Delinquent Accounts will be referred by OUTSOURCER, after prompt review by CLIENT, to CLIENT Collection Agency.

b)             Accounts referred to a CLIENT Collection Agency will be written-off in OUTSOURCER’s System at the time of referral.

c)              OUTSOURCER will provide an electronic file with the Account’s information (e.g. notes, payment history) to the CLIENT Collection Agency.

d)             CLIENT will be responsible for all fees paid to the CLIENT Collection Agency.

14)        Other Costs:

a)              OUTSOURCER’s Fees will cover all costs for outbound postage, electronic billing, and reasonably required travel for its management and staff needed to perform the Services.

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C. TRANSITION OF ORDER ENTRY AND INSURANCE VERIFICATION RESPONSIBILITIES FROM CLIENT TO OUTSOURCER FOR MEDICARE ACCOUNTS

(a) By 5/30/06 OUTSOURCER shall assume the Required Services outlined on Exhibit A, Section A, Items 1 through 5, for CLIENT’s Accounts where the Medicare program is the primary payer. The fees for these services are included in the Base Fees.

OUTSOURCER represents that it is familiar and experienced in Medicare billing and covenants to comply in all respects with the applicable Medicare rules and regulations regarding billing, collecting and record-keeping of Medicare claims.

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EXHIBIT B

SERVICE LEVELS, PENALTIES AND BONUSES

A.                                    Customer Service

1)              Call center metrics:

a)              ASA (average speed to answer):

i)                 OUTSOURCER average speed to answer all CLIENT Patient service calls may not exceed thirty seconds during any one week period (during Hours of Operation).

ii)              CLIENT does not expect OUTSORCER to reach the performance levels outlined on Exhibit B, Section A, Item 1(a)(i) until 120 days from the Effective Date

b)             Abandonment Rate:

i)                 OUTSOURCER average Call Center Abandonment Rate (Abandoned Calls/Total Calls) may not exceed 5% during any one week period (during Hours of Operation).

ii)              CLIENT does not expect OUTSORCER to reach the performance levels outlined on Exhibit B, Section A, Item 1(b)(i) until 120 days from the Effective Date.

c)              Reporting of metrics defined on 1a and 1b shall commence on the Effective Date

2)              File transfers to CLIENT’s ERP System

a)              On a nightly basis, OUTSOURCER will download a file or files from its Systems to CLIENT’s ERP System

b)             On a nightly basis, OUTSOURCER will download a file or files from its Imaging System into CLIENT’s Imaging System

3)              The Parties shall work together to define and implement a process to track and resolve Patient complaints.

a)              During the first two months from the Effective Date, the parties shall measure the performance of Patient complaints (the “Baseline Patient Complaint Level”).

b)             The process to track Patient complaints shall collect sufficient information to determine whether the Patient complaint is due to OUTSOURCER or CLIENT shortcomings.

B.                                    Managed care contracting

1)              CLIENT shall use commercially reasonable efforts to execute contracts with managed care providers as recommended by OUTSOURCER in support of improving Cash Receipts.

2)              OUTSOURCER shall have no liability to CLIENT for Patient and/or Third Party Payer credit losses and non-payment, including non-payment due to trade practices, payment slowdown, insolvency, bankruptcy, CLIENT business matters or practices, or for any reasons outside the scope of OUTSOURCER’s obligations under the Agreement. Third Party Payers that are generally slowing their payments (as determined through publicly available information) or otherwise evidencing financial problems or those that are placed for collection, are insolvent or in a bankruptcy, reorganization or insolvency proceeding, will be considered Non-Complying Payers.  Non-

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Complying Payers will be identified and agreed to by CLIENT and OUTSOURCER on a monthly basis and will be excluded for purposes of calculating Service Levels, penalties or bonuses. OUTSOURCER will, however, continue to perform Services under this Agreement for Non-Complying Payers.

C.                                    Information Technology

1.               System Uptime

a)              The OUTSOURCER Systems and call center phone systems shall be available an average of 95% of any one-month period during the Hours of Operation set forth in 2) below.

i)                 System Outage Notification

(1)          OUTSOURCER shall notify CLIENT of any system outages, during Hours of Operation, which lasts more than two hours.

(2)          If system outage is discovered by CLIENT, CLIENT shall use the following escalation plan to notify OUTSOURCER of the downtime:

(a)          Call to OUTSOURCER help desk at (973) 515- 4900, 455

(b)         Call to Chris Fallon at 877 591 7101, ext 315

(c)          Call to CIO

or to such other numbers as designated in writing by OUTSOURCER Contract Executive from time to time.

2.               Hours of Operation

a)              The Systems shall be available to CLIENT users from 9 a.m. – 8 p.m. EST Monday through Friday.

b)             OUTSOURCER shall maintain and accept full responsibility for all software license requirements for the Systems and any other systems utilized or contemplated for executing the operations of this Agreement.

c)              In addition, Outsourcer will make all reasonable efforts to provide CLIENT with uninterrupted access (conceptually intended to mean 24 hours, Monday through Saturday) to data repository/reporting facilities. Such access excludes scheduled nightly backup and weekly regular maintenance efforts, the schedule of which OUTSOURCER will provide to CLIENT and may change at any time, or emergency maintenance as may be required from time to time. OUTSOURCER may use the escalation plan outlined in Exhibit B, Part D, Section 1(a)(i)(3) to report data repository/reporting facilities outages outside the Hours of Operations.

D.            Financial

1)              Days Sales Outstanding (DSO) for Accounts included in Exhibit A, Items A and B

a)              Definitions:

i)                 “Accounting Period” shall mean the CLIENT’s division of the calendar year into 12 periods that may or may not coincide with calendar months.

ii)              “Net Revenue per Day” for a given Accounting Period, shall mean Net Revenue, for the Accounting Period, divided by the number of work days in that Accounting Period

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iii)           “Average Net Revenue per Day” shall mean the mathematical average of the Net Revenue per Day computed over a period the includes the current Accounting Period plus the preceding two Accounting Periods

iv)          “Average Net Revenue per Year”, computed for each Accounting Period, shall mean the product of Average Net Revenue per Day times 253 (or times the Parties’ agreed upon number of work days per year, which computation shall exclude National, State, Local and CLIENT holidays observed by CLIENT.

v)             Net Revenue, as used in this section, shall mean the aggregate Net Revenue for the OfficeCare and Insurance Accounts identified on Exhibit A.

vi)          Net Accounts receivable, as used in this section, shall mean the aggregate Net Accounts Receivable for the OfficeCare and Insurance Accounts identified on Exhibit A.

b)             For each Accounting Period, DSO shall be computed as Net Accounts Receivable divided by Average Net Revenue per Year.

c)              Baseline DSO shall be 105 days.

d)             The Parties shall work together to define a write-off policy for partially paid and/or aged Accounts. In all cases, Delinquent Accounts shall be promptly written-off from OUTSOURCER Systems and excluded from CLIENT’s DSO computation.

2.               For each Accounting Period after the Effective Date, CLIENT shall calculate DSO and notify OUTSOURCER of DSO results. If DSO is greater than 105 days for any three consecutive months, OUTSOURCER shall:

i)                 Investigate decline in performance.

ii)              Develop an action plan acceptable to the CLIENT to improve DSO.

iii)           Report action plan and implementation schedule to CLIENT Contract Executive within 5 business days of DSO notification.

iv)          Implement action plan within 7 business days of DSO notification.

v)             Satisfactorily resolve the root cause for the decline in performance.

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EXHIBIT C

FEES

1.               Base Fee for Services described on Exhibit A

Fees shall be computed by dividing the annual project cost of $ 2,620,000 by all Cash Receipts received during 2005 and applied in OUTSOURCER’s Medical Manager system. The Parties agree that Cash Receipts so computed shall neither be less than $ 34.2 million nor more than $ 34.9 million. The Parties further agree to work together to determine, prior to 3/1/06, the actual Cash Receipts used in the above calculation. The Fees so determined shall remain fixed during the Term. A monthly bonus shall be added to the Fees computed in 1. above in consideration of increases in Net Revenue

2.               The monthly Month of Service Bonus will be calculated using the methodology set forth in a) through c) below:

a.               The Baseline OfficeCare Collections Ratio (“CR”) is 43% The Baseline Insurance CR is 54%

b.              Commencing eight months after the Effective Date (the then “Current Month”), and monthly thereafter, OUTSOURCER will report the Month of Service Collections Ratio (“MOSCR”) separately for OfficeCare and Insurance Accounts.

c.               For each of the seven (7) Months of Service preceding the Current Month where the MOSCR is greater than the CR, OUTSOURCER will compute a Month of Service Bonus, separately for OfficeCare and Insurance Accounts, as follows:

i.                  If (MOSCR-CR)*100/CR is greater than or equal to .5 (one half of one percent) but less than 5 (five percent), the Month of Service Bonus will be equal to .2 times (MOSCR-CR) times Month of Service Charges

ii.               If (MOSCR-CR)*100/CR is greater than or equal to 5 (five percent) but less than 20 (twenty percent), the Month of Service Bonus will be equal to (.05 times Month of Service Charges times .2) plus (.075 times (MOSCR-(CR*1.05)) times Month of Service Charges)

iii.            If (MOSCR-CR)*100/CR is greater than or equal to 20 (twenty percent), the Month of Service Bonus will be equal to (.05 times Month of Service Charges times .2), plus (.075 times Month of Service Charges times .15) plus (.05 times (MOSCR-(CR*1.2)) times Month of Service Charges)

iv.           OUTSOURCER will invoice the Month of Service Bonus monthly to CLIENT. CLIENT shall pay the Month of Service Bonus in accordance with the terms of Section 12.2 of the Agreement.

d.              OUTSOURCER shall be entitled to receive the Month of Service Bonus, computed as indicated above, for up to eight months after the Termination Date. CLIENT shall provide OUTSOURCER access to its systems throughout such eight-month period to allow OUTSOURCER to calculate the bonus and to invoice CLIENT when a bonus is due.

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e.               The Month of Service Charges used in computing the Month of Service Bonus will exclude all price changes implemented on or after 3/1/06.

f.                 The Parties agree to revisit the Net Revenue Bonus calculation every time CLIENT implements price changes expected to result in an increase of at least 5% in total annual Charges

g.              The Month of Service Bonus shall not be paid each month where the DSO, as computed in Exhibit B, Section D, Item 1 exceeds 105 days.

Definitions:

“Month of Service” shall mean the month and year in which a PPA is/was entered into the Systems.

“Month of Service Charges” shall mean the Charges generated during the Month of Service

“Month of Service Collections” shall mean the aggregate Cash Receipts, for the eight-month period that encompasses the Month of Service and the following seven months, for Accounts with Date of Entry during the Month of Service.

“Month of Service Collections Ratio” shall be computed as Month of Service Collections divided by the Baseline Collections Ratio

3.               Additional OUTSOURCER fees due to reduced volume

At each contract anniversary date, the Parties shall compare the total number of Products entered into the Systems during the 12-month period preceding the anniversary date (the “Annual Product Volume”), against the baseline Product volume of 413,330 units (which corresponds to Charges, at the pricing effective on 12/31/05, of $ 64.53 Million). During the Term, for each 12-month period where the Annual Product Volume is less than the baseline Product volume, CLIENT shall pay OUTSOURCER a one time annual payment of:

a.               $ 100,000 if Annual Product Volume less baseline Product volume is less than or equal to zero.

b.              $ 50,000 if Annual Product Volume less baseline Product volume is greater than zero but less than or equal to 43,100.

c.               Zero if Annual Product Volume less baseline Product volume is greater than 43,100.

OUTSOURCER will invoice the Additional OUTSOURCER fees annually to CLIENT. CLIENT shall pay these fees in accordance with the terms of Section 12.2 of the Agreement.

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EXHIBIT D

CLIENT REQUIRED SERVICES

A. REQUIRED SERVICES FOR ALL INSURANCE ACCOUNTS AGED LESS THAN 180 DAYS, FROM DATE OF SERVICE, AS OF THE EFFECTIVE DATE

1)              Order Entry:

a)              The following are CLIENT’s responsibilities regarding entry of Insurance Orders on Outsourcer’s Systems:

i)                 Reviewing the PPA prior to entering the data and, to the extent possible, identifying missing, incomplete or incorrect information.

ii)              Implementing a process to communicate with Physician Practices and/or CLIENT’s Agents to obtain missing and/or correct the information necessary to bill for the services provided to Patients.

iii)           Entering the content of the PPA forms into the Systems within seven business days from Date of Service.

iv)          Forwarding the PPA forms to OUTSOURCER’s imaging department for imaging and storage.

2)              Verification of insurance coverage:

a)              CLIENT shall contact the Third Party Payer to ascertain whether the Patient is covered for the DME products they have or shall receive, as well as the Patient’s and Third Party Payer’s financial responsibilities.

b)             Required verification of insurance coverage shall occur before an Order is billed to a Third Party Payer.

3)              Pre-Authorization of insurance coverage:

a)              CLIENT shall get prior approval from the Patient’s Third Party Payer prior to the supply being delivered to the Patient.

4)              Billing:

a)              CLIENT shall invoice the appropriate Third Party Payers and/or Patients in accordance with payer specific requirements, including any additional required documentation.

b)             The Bill Date for Insurance Accounts shall be no later than seven days after the Date of Service. The computation of OUTSOURCER service level requirements outlined on Exhibit B, sections A and B shall exclude Insurance Accounts with Bill Dates later than eight days after the Date of Service.

5)              Other:

a)              CLIENT shall bear all costs related to printing and distributing PPA forms to Physician Clinics for all Accounts

b)             CLIENT shall bear all costs related to bank lock-box fees for all Accounts

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FOR DISCUSSION PURPOSES ONLY

EXHIBIT E

EVENTS OF DEFAULT AND CURE PERIODS

Each of the following constitute an exclusive OUTSOURCER Event of Default with respect to the subject matter covered by such Event of Default. Upon the occurrence of a below mentioned Event of Default and upon receipt of Default Notice from CLIENT, OUTSOURCER shall cure (or, in the case of 1) below, mitigate) such OUTSOURCER Event of Default within the time periods set forth below:

1)              With regard to OUTSOURCER’s obligations to comply with HIPAA, Department of Health and Human Services, Medicare, Medicaid, or Office of Inspector General regulations, an Event of Default has occurred only if OUTSOURCER is in material non-compliance with such regulations and such non-compliance is first validated by an independent third party selected by the Parties. Upon such Event of Default, OUTSOURCER shall have 30 days after its receipt of Default Notice to take commercially reasonable action to cure or mitigate any harmful effect known to OUTSOURCER as a result of such violation. Any cure or mitigation of such default shall be determined by such independent third party and validated by the CLIENT.

2)              An Event of Default has occurred only if OUTSOURCER knowingly engages in corporate malfeasance and such malfeasance is first validated by an independent third party selected by the Parties. There shall be no cure period for such Event of Default.

3)              An Event of Default shall have occurred with respect to the Service Level requirements set forth below only if OUTSOURCER fails to satisfy the specific parameters described below.

a)              System Uptime/Access. An Event of Default has occurred with respect to OUTSOURCER’s System Uptime/Access obligations in Exhibit B, Part C, only if the OUTSOURCER Systems are inaccessible for data entry, reporting and analysis more than 5% for any one month period during the Hours of Operation set forth on Exhibit B, Part D. OUTSOURCER shall have 30 days after its receipt of Default Notice to cure such Event of Default.

4)              Call center metrics:

a)              An Event of Default has occurred with respect to OUTSOURCER’S ASA (average speed to answer) requirements only if the average ASA for Patient and CLIENT Agent calls exceeds 90 seconds during any two-week period (during Hours of Operation).

b)             An Event of Default has occurred with respect to OUTSOURCER’S Abandonment Rate/Blocked Calls Rate for Patient and CLIENT Agent calls only if the average Abandonment Rate (Abandoned Calls/Total Calls) exceeds 30% during any two-week period (during Hours of Operation).

c)              Measurement and reporting of metrics defined on 3a and 3b shall commence 180 days after the Effective Date

4)              An OUTSOURCER Event of Default has occurred with respect of the requirements set on Exhibit B, Section A, Item 3 only if average actual performance during a one

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month period is 30% worse than the Baseline Patient Complaint Level for complaints due to OUTSOURCER shortcomings.

5)              Other Events of Default covering subject matters not covered in this Exhibit G shall be cured by OUTSOURCER within 30 days after OUTSOURCER’s receipt of the Default Notice.

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FOR DISCUSSION PURPOSES ONLY

EXHIBIT F

ASSUMPTIONS

1.               Baseline volumes

•                  344,163 Accounts per year (325,947 OfficeCare and 18,216 Insurance)

•                  413,327 Products per year

•                  Average number of Products per Account: 1.12

•                  2.15% of the Accounts have Charges of $ 25 or less

•                  Average OfficeCare Charge per Account: $ 141

•                  Average Insurance Charge per Account: $ 1,026

2.               Percentage of Medicare Accounts

•                  16.4% of OfficeCare Accounts

•                  11.4% of Insurance Accounts

3.               Average Charges for Medicare Accounts

•                  OfficeCare: $ 133

•                  Insurance: $ 874

4.               There are no capitated Accounts

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FOR DISCUSSION PURPOSES ONLY

EXHIBIT G

SCHEDULE OF UNAMORTIZED IMPLEMENTATION COSTS

1.              Upon termination prior to the date that is five years after the Effective Date, CLIENT shall pay OUTSOURCER the unamortized portion of OUTSORCER implementation costs presented below:

Medical Manager replacement	180,000
Billing engine	87,500
Self pay web site	22,500
Document management set up	50,000
Severance US staff	23,625
Salaries and benefits for staff overlap	264,528
US overhead for staff overlap	109,418
$737,571

2.               Example of computation methodology of unamortized implementation costs borne by CLIENT pursuant to Section 18.2 (f) of this Agreement is as follows:

•                  CLIENT termination costs= (60 less number of months from the Effective Date through the Termination Date) times ($ 737,571/60)

•                  For example, if termination occurred during month 13 after the Effective Date, termination costs would be: (60-13)*12,293= $ 577,764

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